UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Soliciting Material Pursuant to §240.14a-12

Centrus Energy Corp.

(Name of Registrant as Specified in its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Centrus Energy Corp.
6901 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
April 25, 2025
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders to be held on Friday, June 20, 2025, at 10:00 a.m., Eastern Daylight Time. We are pleased that this year’s annual meeting will again be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the meeting, vote, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/LEU2025 and entering your secure control number, which can be found on your proxy card. We recommend that you log in at least ten minutes before the meeting to ensure you are logged in when the meeting starts.
At the meeting, you will be asked to vote on each of the three proposals set forth in the Notice of Annual Meeting of Stockholders, which describes the formal business to be conducted at the annual meeting and follows this letter.
Your vote is important no matter how many shares you own. We encourage you to vote your shares today. You may vote by using telephone or Internet voting systems or, if you received a full set of the proxy materials by mail, by completing and returning the enclosed proxy card in the postage-paid envelope provided.
We appreciate your continued confidence in the Company and look forward to your participation at our annual meeting.
Sincerely,

Mikel H. Williams Chairman of the Board	Amir V. Vexler President and Chief Executive Officer

Centrus Energy Corp.
6901 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 20, 2025
The Annual Meeting of Stockholders of Centrus Energy Corp. will be held on Friday, June 20, 2025, at 10:00 a.m., Eastern Daylight Time, online via live webcast at www.virtualshareholdermeeting.com/LEU2025, for the following purposes:
1.
To elect seven director nominees for a term of one year;

2.
To hold an advisory vote to approve the Company’s executive compensation;

3.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2025; and

4.
To transact such other business as may properly come before the meeting or any adjournments thereof.

We are enclosing a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 with this Notice and Proxy Statement.
The record date for determining stockholders entitled to notice of, and to vote at, the meeting was the close of business on April 21, 2025. Please use telephone or Internet voting systems or, if you received a full set of the proxy materials by mail, complete, and return the enclosed proxy card in the postage-paid envelope provided at your earliest convenience to vote your shares. Telephone and Internet voting information is provided on your proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 20, 2025: This Proxy Statement and our Annual Report for the year ended December 31, 2024 are available free of charge at www.proxyvote.com for viewing, downloading, and printing.
By Order of the Board of Directors,
Shahram Ghasemian
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary
Bethesda, Maryland
April 25, 2025

PROXY SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
CENTRUS ENERGY CORP. 2025 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m., Eastern Daylight Time, Friday, June 20, 2025
Place:	Online via live webcast. Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/LEU2025
Record Date:	April 21, 2025
Voting:	Holders of our Class A common stock as of the record date are entitled to vote. Each share of Class A common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
MEETING AGENDA AND VOTING RECOMMENDATIONS
Board Vote Recommendation
Election of seven directors	For all the director nominees
Management proposals
Advisory vote to approve the Company’s executive compensation	For
Ratification of Deloitte & Touche LLP as auditor for 2025	For
Transact other business that properly comes before the meeting
BOARD NOMINEES(1)
Name	Age	Director Since	Principal Occupation	Independent	EC	AFC	CNGC	TCRC	CRC
Mikel H. Williams	68	2013	Chief Executive Officer, Targus International LLC	X	X
Kirkland H. Donald	71	2021	Chairman, HII, Inc.	X		X	X	X
Tina W. Jonas	65	2020	Private Investor	X	X	X	X
William J. Madia	77	2008	Vice President emeritus, Stanford University		X			X	X
Stephanie O’Sullivan	65	2024	Former Principal Deputy Director, Office of National Intelligence	X					X
Ray A. Rothrock	70	2024	Professional Venture Investor and Director	X		X			X
Amir V. Vexler	52	2024	President and Chief Executive Officers, Centrus		X
EC:	Executive Committee
AFC:	Audit and Finance Committee
CNGC:	Compensation, Nominating and Governance Committee
TCRC:	Technology, Competition and Regulatory Committee
CRC:	Cyber Risk Committee

(1)
Mr. Brad Sawatzke has not been nominated to stand for reelection due to personal demands and accordingly, his term will expire immediately upon conclusion of the 2025 Annual Meeting. The Board will appoint a third director to the CNGC and the TCRC concurrent with Mr. Sawatzke’s end of service.

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PROXY STATEMENT
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Centrus Energy Corp. (“Centrus,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will be held online via live webcast at www.virtualshareholdermeeting.com/LEU2025 on June 20, 2025, beginning at 10:00 a.m., Eastern Daylight Time. The proxies also may be voted at any adjournments or postponements of the meeting.
References in this Proxy Statement to “common stock” or “shares” refer to our Class A common stock unless we state otherwise, or the context otherwise requires.
Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 20, 2025. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available free of charge at www.proxyvote.com for viewing, downloading, and printing.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What matters will be voted on at the Annual Meeting?
The following matters will be voted on at the Annual Meeting:
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Proposal 1: Election of seven director nominees for a term of one year;

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Proposal 2: Approval, on an advisory basis, of the Company’s executive compensation;

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Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as Centrus’ independent auditors for 2025; and

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Such other business as may properly come before the meeting or any adjournments thereof.

How does the board of directors recommend that I vote?
The Board of Directors recommends that you vote:
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FOR the election of seven director nominees for a term of one year;

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FOR the approval, on an advisory basis, of the Company’s executive compensation; and

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FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2025.

Who may vote at the meeting?
Holders of our Class A common stock at the close of business on the record date of April 21, 2025, may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:
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held directly in your name with our transfer agent, Computershare, as a “stockholder of record;” and

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held for you in an account with a broker, bank, or other nominee (shares held in “street name” for a “beneficial owner”).

How do I participate in the meeting?
Our Annual Meeting will be held exclusively online via a live webcast. There will be no physical meeting location. The virtual nature of the meeting will enable us to communicate more effectively with our stockholders. Stockholders will be able to listen, vote, and submit questions from any location with Internet connectivity.
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/LEU2025 and enter the 16-digit control number included on your proxy card. We recommend that you log in at least ten minutes before the meeting to ensure you are logged in when the meeting starts. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time on June 20, 2025.
If you wish to submit a question, you may submit your question during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/LEU2025 and type your question into the “Q&A” field and click “Submit.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions that are not pertinent to meeting matters; such as questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations; will not be answered.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
How many shares must be present to hold the meeting?
A majority of Centrus’ outstanding shares of Class A common stock as of the record date, April 21, 2025, must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. On April 21, 2025, the record date for the Annual Meeting, there were 16,318,066 shares of Centrus Class A common stock outstanding, each entitled to one vote. Your shares are counted as present at the meeting if you vote online during the meeting or have properly submitted a proxy card or voting instructions prior to the meeting.
What is the required vote for each proposal?
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Proposal 1 — Election of Directors.   Directors are elected by a plurality of the votes cast.

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Proposal 2 — Advisory Vote to Approve the Company’s Executive Compensation.   The advisory vote on the Company’s executive compensation requires the vote of the holders of a majority of the stock represented at the meeting and entitled to vote thereat. Each stockholder represented at the meeting shall be entitled to cast one vote for each share of Class A common stock entitled to vote thereat held by such stockholder.

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Proposal 3 — Ratification of Appointment of Independent Auditors.   The ratification of the appointment of the independent auditor requires the vote of the holders of a majority of the stock represented at the meeting and entitled to vote thereat. Each stockholder represented at the meeting shall be entitled to cast one vote for each share of Class A common stock entitled to vote thereat held by such stockholder.

What are broker non-votes?
Whether a bank, broker, or nominee who hold shares for a beneficial owner has the right to vote a particular matter when it has not received voting instructions from the beneficial owner prior to the Annual Meeting depends on whether the matter is a “routine” or “non-routine” matter under New York Stock Exchange rules.
A “broker non-vote” occurs when a bank, broker, or nominee holding shares for a beneficial owner does not vote on a particular matter because it has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular matter because the matter is “non-routine.” The Company expects that Proposals 1 and 2 will be treated as “non-routine” matters under New York Stock Exchange rules and, accordingly, the Company expects that banks, brokers or nominees will not have discretionary voting power with respect to Proposals 1 and 2.
Banks, brokers, or nominees who hold shares for a beneficial owner do have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. The Company expects that Proposal 3 will be treated as a “routine” matter under New York Stock Exchange rules on which brokers may vote in this way.
What is the effect of abstentions and broker non-votes?
Both abstentions and broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. An abstention will have no effect on the election of directors but will have the same legal effect as a vote against Proposals 2 and 3. Broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not impact the outcome of the vote on Proposals 1 and 2, and we do not expect any broker non-votes in connection with Proposal 3.
How do I vote my shares?
You may vote using any of the following methods:

Stockholders of Record
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By Mail.   If you received a full set of the proxy materials by mail, be sure to complete, sign, and date the proxy card accompanying this Proxy Statement and return it in the prepaid envelope. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named as proxies in the proxy card will vote the shares represented by that proxy as recommended by the Board.

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By telephone or over the Internet prior to the Annual Meeting.   You can vote by calling the toll-free telephone number on your proxy card and following the voice prompts that you hear during the call. By following the voice prompts, you may vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is provided on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time on June 19, 2025. If you vote by telephone or on the Internet, you should not separately return your proxy card or voting instruction card.

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Over the Internet during the Annual Meeting.   If you choose to vote over the Internet during the Annual Meeting, you need to visit www.virtualshareholdermeeting.com/LEU2025. You can confirm that your instructions have been properly recorded. The control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares. Proxies submitted over the Internet during the Annual Meeting must be submitted prior to the closing of polls by visiting www.virtualshareholdermeeting.com/LEU2025.

If you have questions regarding the Annual Meeting of Stockholders, please call (301) 564-3399.
Beneficial Owners
If you are a beneficial owner whose shares are held of record by a broker, bank, or other nominee, be sure to complete, sign, and return the voting instruction card received from your broker, bank, or other nominee. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
If you plan to attend and vote your shares online at the Annual Meeting and your shares are held in street name, you must register in advance. In order to login to the online Annual Meeting, you will need the unique account number which appears in your proxy materials and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number. You may also attend the meeting as a guest without a control number in a listen-only mode.
What if I do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each matter on the proxy card. If you just sign and submit your proxy card without marking your vote on any particular matter(s), your shares will be voted as follows on such matter(s):
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FOR the election of seven director nominees for a term of one year;

•
FOR the approval, on an advisory basis, of the Company’s executive compensation; and

•
FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2025.

May I revoke my proxy and change my vote?
You may revoke your proxy at any time before it is voted at the Annual Meeting by:

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submitting a properly executed proxy card with a later date, which proxy card is received prior to the date of the Annual Meeting;

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delivering to the Company’s Secretary, prior to the date of the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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voting online during the Annual Meeting; or

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only in the event you submitted your vote by telephone or over the Internet, calling the toll-free telephone number or visiting the website provided on your proxy card by 11:59 p.m., Eastern Daylight Time on June 19, 2025.

How are proxies solicited and what are the costs?
This proxy is solicited by the Board of Directors of Centrus. The cost of soliciting proxies will be borne by Centrus. In addition to the solicitation of proxies by mail and via internet, we may also solicit proxies through our directors, officers, and employees. They will not receive additional compensation for these activities. We will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so. Additionally, the Company has engaged Harkins, Kovler, Leventhal & Co., LLC (“HKL”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. The Company has agreed to pay HKL a fee of $30,000, plus costs and expenses, for these services. In addition, we have agreed to indemnify HKL and certain related persons against certain liabilities relating to or arising out of HKL’s engagement. Other costs of soliciting votes in connection with this Proxy Statement have been, or will be, paid by the Company.
What is householding?
To reduce costs, Centrus utilizes the householding rules of the Securities and Exchange Commission (“SEC”) that permit the delivery of one set of proxy materials to stockholders who have the same address to achieve the benefit of reduced printing and mailing costs. Stockholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, please write or call as specified below, and we will promptly mail them to you at no charge. If a broker, or other nominee, holds your shares, please contact your broker or nominee directly.
The Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, excluding exhibits, is provided with this Proxy Statement and both documents are available under the “Investor Relations-SEC Filings” section of our website at www.centrusenergy.com. Stockholders may obtain a copy of the exhibits to the Annual Report on Form 10-K by contacting us by mail at the following address: Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, Attention: Investor Relations, or by telephone at (301) 564-3399. Stockholders also may access a copy of our Form 10-K, including exhibits, on the SEC website at www.sec.gov.
How can I find out the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Whom should I call if I have questions about the Annual Meeting?
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact HKL & Co., LLC, our proxy solicitor, by mail at 3 Columbus Circle, 15th Floor, New York, NY 10019, or by telephone toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations). Banks and brokerage firms may call collect at (212) 468-5380 or reach us by email at Centrus@hklco.com.

What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.

PROPOSAL 1. ELECTION OF DIRECTORS
The current structure of our Board of Directors (the “Board”) consists of eight directors elected by the holders of Centrus Class A common stock and one director elected by the holders of Centrus Class B common stock, as described below under “Other Director — Investor-Designated Director.” For further information, please see the section of this Proxy Statement titled “Criteria for Board Membership.”
Mr. Brad Sawatzke has not been nominated to stand for reelection due to personal demands and accordingly, his term will expire immediately upon conclusion of the 2025 Annual Meeting. Effective as of the Annual Meeting, the size of the Board will be adjusted to comprise of seven directors elected by the holders of Centrus Class A common stockholders and one director elected by the holders of Centrus Class B common stock. Accordingly, at the Annual Meeting, with the departure of Mr. Sawatzke from the Board, seven directors are to be elected to hold office until the 2026 annual meeting or until their successors have been duly elected and qualified or until his or her death, resignation, or removal. The seven nominees for election at the Annual Meeting are listed below, with brief biographies. Each nominee is currently serving as a director of the Company.
The Board has determined that each nominee except Mr. Amir V. Vexler, our President and Chief Executive Officer (“CEO”) and Dr. William J. Madia, who provided certain services to the Company in August 2022 as further described below, satisfies the NYSE American LLC’s (“NYSE American”) definition of an independent director.
In November 2022, the Board approved the engagement of Dr. Madia to act as capture manager for the Company in coordinating the Company’s response to a Request for Proposal related to the completion and operation of the demonstration cascade for the production of high-assay, low-enriched uranium. As consideration for such position, the Board approved a one-time equity award to Dr. Madia which had a value of $388,000. With the Board’s approval, Dr. Madia continued to serve as the capture manager for the Company’s responses to the DOE’s November 28, 2023 and January 9, 2024 Requests for Proposal relating to its high-assay, low-enriched uranium Availability Program. Although the Board has not yet determined the consideration to be provided to Dr. Madia as capture manager for these services, the Board does not anticipate that the consideration, if any, for these services will equal or exceed $120,000. As a result of Dr. Madia’s services to the Company, the Board does not currently consider him to be an independent director but intends to revisit Dr. Madia’s independence in August 2025.
All nominees have consented to serve if elected, but if any nominee becomes unavailable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee or the Board may reconstitute the number of directors to serve on our Board.
The Board recommends voting FOR approval of the election of these seven nominees as directors.

NOMINEES FOR DIRECTOR
Incumbent Director Nominees
Mikel H. Williams	Director since 2013 Age 68

Mr. Williams has served since 2016 as the CEO and a director of Targus International LLC, a leading global supplier of tech accessories and carrying cases for the mobile working lifestyle. Mr. Williams formerly served as the Chief Executive Officer and a director of JPS Industries, Inc., a special composite materials manufacturer, from 2013 until its sale in 2015. Prior to that, Mr. Williams was the President and a director of DDi Corporation, a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 until its sale in May 2012. Mr. Williams has also served in various management positions with several technology related companies in the manufacturing, telecommunications, and professional services industries. Mr. Williams also serves on the board of Summit Interconnect, a privately held provider of high performance, complex printed circuit boards focused on the aerospace and defense market and other highly demanding commercial applications in North America. Mr. Williams formerly served on the board of directors of: B. Riley Financial, Inc until its purchase of Targus in October 2022; Tellabs, Inc. until it was sold in 2013; Lightbridge Communications Corp. until it was sold in February 2015; and Iteris, Inc. from 2011 through 2019.
In recommending the election of Mr. Williams, the Board considered the following key competencies: Centrus leadership as current Chairman; CEO and CFO experience; advanced technology and manufacturing experience; and public company experience. Mr. Williams has served as Centrus’ Chairman since September 2014.

Kirkland H. Donald	Director since 2021 Age 71

Admiral Donald served as a nuclear trained submarine officer for 37 years, achieving the rank of Admiral. Admiral Donald’s last assignment in the Navy was an eight-year term as the Director, Naval Nuclear Propulsion Program. This is a dual agency program responsible to the United States Departments of Defense and Energy for the safe and effective operation of all nuclear-powered warships and supporting infrastructure and staffing and is recognized worldwide for excellence in reactor safety and reliability. Following retirement in 2013, he was the President and Chief Executive Officer of Systems Planning and Analysis, Inc., until 2015. His public board service includes Entergy Corporation (nuclear utility) — Finance Committee and Chairman of the Nuclear Committee. Supports the Audit Committee on matters pertaining to cybersecurity. Huntington Ingalls Industries, Inc. (naval shipbuilding) Chairman of the Board, Personnel Committee and Cybersecurity Committee. Additionally, Admiral Donald serves on the board of Battelle, a technology research and development non-profit company as Chairman and member of the Audit Committee. He is an outside director for Rolls-Royce North America and for Sauer Compressors USA.
In recommending the election of Adm. Donald, the Board considered the following key competencies: nuclear and defense experience; energy and utility experience; government and contracting experience; public company experience; and executive and management experience.

Tina W. Jonas	Director since 2020 Age 65

Ms. Jonas is an executive with a distinguished career in government and in the private sector. Ms. Jonas is currently an independent consultant and serves on several boards in the defense and aerospace sectors. Prior to becoming an independent consultant, Ms. Jonas served as an executive with UnitedHealth Group, as President of UnitedHealthcare, Military and Veterans, and as Senior Vice President, Operations for Optum, from 2012 to 2014. A recognized expert in military and defense issues, she served more than two decades in government including as Undersecretary of Defense (Chief Financial Officer/Comptroller) for the Department of Defense, from 2004 to 2008. Her corporate experience includes serving as a director of operations with United Technologies Corp (NYSE; UTX), Sikorsky Aircraft, from 2008 to 2010.
Ms. Jonas has over a decade of board experience with both private and public companies. In addition to our Company, she currently serves on the board of Leidos Holdings, Inc. (NASDAQ: LDOS), Virgin Galactic Holdings, Inc. (NASDAQ: SPCE), and Arete.
In recommending the election of Ms. Jonas, the Board considered the following key competencies: financial experience, energy experience; government and contracting experience; and nuclear and defense experience.

William J. Madia	Director since 2008 Age 77

Dr. Madia is currently Chairman of the Board of Type 1 Energy Group, a nuclear fusion startup. Dr. Madia is also president of Madia & Associates, Inc., an executive consulting firm. Dr. Madia retired from Stanford in October 2019 and remains Vice President Emeritus there. Dr. Madia retired in 2007 as Executive Vice President of Laboratory Operations of the Battelle Memorial Institute, a non-profit independent research and development organization, where he oversaw the management or co-management of six Department of Energy National Laboratories. During his time at Battelle, he held a variety of positions including President and CEO of UT-Battelle, LLC. and Laboratory Director at both Pacific Northwest and Oak Ridge National Laboratories. He managed Battelle’s global environmental business, served as President of Battelle Technology International, President and Director of Battelle’s Columbus Laboratories, and Corporate Vice President and General Manager of Battelle’s Project Management Division.
In recommending the election of Dr. Madia, the Board considered the following key competencies: science and technology experience, including a Ph.D. in nuclear chemistry; nuclear experience; DOE experience, including the management of six DOE laboratories; and executive and management experience.

Stephanie O’Sullivan	Director since 2024 Age 65

Ms. Stephanie O’Sullivan served as the Principal Deputy Director of National Intelligence at Office of the Director of National Intelligence from February 2011 — January 2017. Ms. O’Sullivan focused on the operations of the Office of the Director of National Intelligence and the Intelligence Community (IC), as well as IC integration initiatives and resource challenges. Before this assignment she served as the Associate Deputy Director of the Central Intelligence Agency (CIA) where she worked with the Director and Deputy Director in the overall leadership of the Agency, with emphasis on day-to-day management of the organization.
Prior to becoming Associate Deputy Director of the CIA, Ms. O’Sullivan for four years led the CIA’s Directorate of Science and Technology (DS&T) — the part of the CIA responsible for developing and deploying innovative technology in support of intelligence collection and analysis. In her career, she held various management positions in the CIA’s DS&T, where her responsibilities included systems acquisition and research and development in fields ranging from power sources to biotechnology. Ms. O’Sullivan joined the CIA in 1995 after working for the Office of Naval Intelligence and TRW Inc.
After retiring in 2017, Ms. O’Sullivan has served on a number of corporate and advisory boards, charitable foundations, and academic organizations continuing to focus on national security, research and STEM education.
In recommending the election of Ms. O’Sullivan, the Board considered the following key competencies: cybersecurity experience, government and national security experience; technology development experience and executive and management experience.

Ray A. Rothrock	Director since 2024 Age 70

Mr. Rothrock is founder of FiftySix Investments a seed/early stage venture investment firm based in Silicon Valley. From 2014 to 2020, he served as the Chairman and Chief Executive Officer at RedSeal Inc. which provides cyber and business insights via its cyber risk modeling platform and currently serves on its board. Prior to RedSeal, he served as a partner and management committee member at the venture capital firm, Venrock. For 25 years he was an early venture investor in cyber security, energy, and other technology startups. Mr. Rothrock serves on the board of directors of several organizations including Check Point Software Technology, Roku Inc., Shine Technologies and several non-governmental organizations. Mr. Rothrock is the author of the critically acclaimed book Digital Resilience: Is Your Company Ready for the Next Cyber Threat? (Harper Collins, Apr. 2018) and a frequent speaker and author of several articles on cybersecurity, energy and venture capital. Mr. Rothrock’s education includes a Bachelor of Science degree in Nuclear Engineering from Texas A&M, a Master of Science degree in nuclear engineering from the Massachusetts Institute of Technology and a Master of Business Administration degree from the Harvard Business School.
In recommending the election of Mr. Rothrock, the Board considered the following key competencies: CEO and board member experience; nuclear experience including a BS and MS in nuclear engineering; financial and investment experience; cybersecurity experience.

Amir V. Vexler	Director since 2024 Age 52

Mr. Vexler began serving as our President and Chief Executive Officer and as a member of our Board on January 1, 2024, after serving as Special Advisor to the Board beginning on December 4, 2023. Mr. Vexler has extensive experience in the nuclear fuel industry and a strong background in manufacturing, engineering services, commercial operations, and business development. Prior to joining Centrus, he served as President and CEO of Orano USA, overseeing Orano’s U.S. sales of nuclear fuel, decommissioning services, used nuclear fuel management, and medical isotopes as well as engineering and technology services for the federal government.
Previously, Mr. Vexler spent 20 years at General Electric Company, where he served in a number of leadership positions, including CEO, and Chief Operating Officer of Global Nuclear Fuels (GNF), a joint venture of GE and Hitachi. GNF is a global provider of nuclear fuel and related services.
Mr. Vexler earned a BASc in Mechanical Engineering from the University of Toronto and a Master of Business Administration from Wilfrid Laurier University.
In recommending the election of Mr. Vexler, the Board considered the following key competencies: current service as Centrus CEO; energy experience, government and contracting experience; and nuclear experience.

OTHER DIRECTOR
Investor-Designated Director
As of April 25, 2025, Toshiba America Energy Systems Corporation (“TAES”) (formerly known as Toshiba America Nuclear Energy Corporation) held 718,200 shares of the 719,200 outstanding shares of the Company’s Class B common stock. When sold, Class B common stock automatically converts into an equivalent number of shares of Class A common stock, pursuant to the terms of the Class B common stock.
Class B common stock and Class A common stock have the same rights, powers, preferences, and restrictions and rank equally in all matters, except when voting on certain matters. The holders of the Class B common stock have the right to elect one director of the Company (the “Investor-Designated Director”) if they maintain a designated ownership percentage.
Class B stockholders could lose their right to elect the Investor-Designated Director under certain circumstances, including reductions in their equity holdings of the Company below certain ownership thresholds. The holders of Class A common stock do not have the right to vote for the Investor-Designated Director. Holders of Class B common stock are generally not entitled to vote on the matters on which the holders of Class A common stock vote. Holders of Class B common stock are generally limited to voting for the Investor-Designated Director and certain other matters pertaining to the rights and obligations of the holders of Class B common stock only.
Mr. Tetsuo Iguchi is the Class B common stock Investor-Designated Director. Mr. Iguchi abstains from voting on any matters involving Toshiba and its affiliates.
Biographical information, including relevant business and professional experience, for the Investor- Designated Director currently serving on our Board is provided below:
Tetsuo Iguchi	Director since 2017 Age 58
Mr. Iguchi is Senior Vice President of Government Relations and Corporate Communications, General Manager of the Washington D.C. office of Toshiba America, Inc. Mr. Iguchi previously was assigned to the Overseas Sales and Marketing Department for Nuclear Division and was also one of the Mount Fuji project team members working for Fukushima Daiichi restoration efforts. In July 2012, he was appointed Assistant General Manager of the Corporate Government & External Relations Division. He transferred to Toshiba America Inc. as Vice President for Government and Industry Relations and Deputy General Manager of the Washington, DC office in January 2013 and was Visiting Fellow for the Center for Strategic and International Studies (CSIS).

GOVERNANCE OF THE COMPANY
Governance Information
Our Governance Guidelines
The Board has adopted Governance Guidelines, which serve as principles addressing the role of the Board in the areas of fiduciary oversight, independence, evaluation of the CEO, and succession planning. The Governance Guidelines also set standards relating to the composition and operation of the Board and its committees, including standards relating to the selection and qualification of directors, evaluation of the Board and its committees, and director education. The Governance Guidelines are administered by the Board’s Compensation, Nominating and Governance Committee (“CN&G Committee”), which regularly reviews director criteria and qualifications, and leads the performance assessments of the Board and its Committees. Directors and committee members complete an annual performance self-evaluation, which provides the opportunity for numerical ratings and narrative commentary. The Board annually assesses the adequacy and effectiveness of its Governance Guidelines. A copy of our Governance Guidelines is available on our website at www.centrusenergy.com under “Corporate Governance” or upon written request, addressed to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817.
Executive Sessions of Non-Management Directors
Our Governance Guidelines contemplate that non-management directors meet regularly in executive session. During 2024, the non-management directors met without management at regularly scheduled executive sessions, and Mikel H. Williams, our Chairman, presided at these executive sessions.
Communications with the Board of Directors
The Board has an established process to receive communications from stockholders and other interested parties. This process has been approved by a majority of the independent directors. Stockholders and other interested parties may contact the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, by mail or electronically. Communications by mail should be addressed to such recipient or recipients in care of Centrus’ Secretary to c/o Secretary, Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817. Electronic communications can be made through our website at www.centrusenergy.com. Under the Corporate Governance section, you will find a link to the e-mail address for writing an electronic message to the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group.
Director Independence
The NYSE American listing standards require that the boards of listed companies have a majority of independent directors and, with limited exceptions, that audit and compensation committee members must all be independent as affirmatively determined by the Board. At its March 2025 meeting, after reviewing the NYSE American standards of independence, the Board affirmatively determined that the following director nominees were independent: Mr. Williams, Mr. Rothrock, Ms. Jonas, Ms. O’Sullivan, and Adm. Donald. The basis for these determinations was that each such individual had no relationships with the Company other than being a director and/or stockholder of the Company. Mr. Vexler, Dr. Madia, and Mr. Iguchi, the Investor-Designated Director, are not considered to be independent. See “Governance Information — Transactions with Related Persons” for information regarding certain services Dr. Madia is providing to the Company. All members of the Company’s Audit and Finance and CN&G Committees are independent.
Criteria for Board Membership
The CN&G Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. This assessment includes the consideration of each director’s, or each nominee’s, business background, experience and capabilities complementary to other directors’ experience and capabilities, financial acumen, experience with government, willingness and ability to devote adequate time to the Company, integrity, and any other factor deemed appropriate, all in the context of an assessment of the perceived needs of the Board at that point in time. Currently, the Board benefits from the background, expertise, perspective, gender, ethnicity, and abilities of its members, among others. The CN&G Committee seeks qualified candidates for its consideration from all groups as part of its efforts to identify directors with differing backgrounds, experience and expertise who are most qualified and will make meaningful contributions to the Board.
As needed, the CN&G Committee identifies potential nominees by asking current directors to notify the committee if they become aware of persons meeting the criteria described above, who might be available to serve on the Board. Additionally, the CN&G Committee, from time to time, may engage firms that specialize in identifying director candidates.
Once a person has been identified by the CN&G Committee as a potential candidate, the CN&G Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the CN&G Committee determines that the candidate warrants further consideration, the Chairman or another member of the CN&G Committee or their designee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the CN&G Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The CN&G Committee’s evaluation process does not vary based on whether or not a candidate is nominated by a stockholder. See “Governance Information — Director Nominations by Stockholders” for information about the procedures mandated by the Company’s bylaws for stockholders to nominate a candidate to the Board.
The CN&G Committee also reviewed the qualifications of Mr. Iguchi in connection with his appointment to the Board.
Director Nominations by Stockholders
The CN&G Committee will consider director candidates nominated by stockholders. In considering candidates submitted by stockholders, the CN&G Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the CN&G Committee, a stockholder must comply with all applicable laws and the notification requirements in Centrus’ bylaws. The bylaws require, among other things, that a stockholder submit the nomination in writing and include the following information:
•
the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership;

•
the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be named as a director if selected by the CN&G Committee and nominated by the Board; and

•
statements confirming that the stockholder is not a “foreign person” as defined in the Company’s Certificate of Incorporation, is not under the control of a foreign person, is not a “contravening person”, as defined in the Company’s Certificate of Incorporation, or under the control of a “contravening person,” as well as future undertakings related to such status.

Under our bylaws, a stockholder’s nomination for director must be delivered to the Company’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. For the dates of submission of director candidates for our 2026 annual meeting, please see the section of this Proxy Statement titled “Date for Submission of Stockholder Proposals.”
The CN&G Committee may also consider director recommendation from stockholders as appropriate. See “Communications with the Board of Directors” for the Boards established process to receive communications from stockholders and other interested parties.
Board Leadership Structure and Role in Risk Oversight
The Board does not have a policy on whether or not the roles of the Chairman and CEO should be separate. However, Centrus currently has a separate, independent Chairman. Mr. Williams has been Chairman since September 2014. Centrus believes this leadership structure is appropriate for Centrus at this time because Mr. Williams provides valuable oversight of management, while avoiding potential conflicts, and encouraging a proactive and effective Board. In his role as Chairman, Mr. Williams provides Board leadership, presides at all Board meetings, and approves all Board agendas.
The Board has responsibility for risk oversight of Centrus and exercises this oversight function both through the entire Board and through the individual committees of the Board, including the risks posed to the Company by the war in Ukraine and related proposed legislative sanctions to ban the importation of Russian nuclear fuel or transacting with the Russian State Atomic Energy Corporation (“Rosatom”) and its subsidiaries. Individuals who are responsible for Centrus’ key risks report directly to the entire Board on a regular basis regarding Centrus’ enterprise risk management (“ERM”) program. The Board has responsibility to discuss the Company’s guidelines and policies governing risk assessment and risk management and the process by which each is handled. The risks that are identified as part of Centrus’ ERM program and through the Board’s process flow down to the specific committees based on their areas of responsibility. For example, the Audit and Finance Committee oversees the management by Centrus of risks as they relate to audit and finance matters or other matters within the committee’s scope of responsibilities, while the Technology, Competition and Regulatory Committee oversees the management by Centrus of risks as they relate to compliance with regulatory requirements or other matters within the committee’s scope of responsibilities. The Board formed the Cyber Risk Committee in 2024, which oversees risks as they relate to cybersecurity policies, procedures and plans and their effectiveness.
Management is also carefully monitoring the evolving developments related to the war in Ukraine, including (i) the Prohibiting Russian Uranium Imports Act, which took effect in the United States on August 11, 2024, banning imports of Russian Low-Enriched Uranium (“LEU”) into the United States, (ii) the Russian Federal Decree No. 1544 issued on November 14, 2024 prohibiting the Company’s primary supplier of LEU, TENEX (a Russian government owned entity), from exporting LEU to the Company without a specific export license for each shipment, or (iii) the prohibition to transact or deal with Rosatom and its affiliates, and periodically updating and receiving input from the Board on the potential impacts on the Company and its customers and the Company’s mitigation plans. Please see Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our other SEC filings for additional information.
Code of Business Conduct
Centrus has a code of business conduct applicable to all of our directors, officers, and employees. The code of business conduct provides a summary of the standards of conduct that are at the foundation of our business operations. The code of business conduct states that we conduct our business in strict compliance with all applicable laws and addresses other important matters such as conflicts of interest and how violations of the code may be reported and will be handled. Each director, officer, and employee must read the code of business conduct and sign a form stating that he or she has read, understands, and agrees to comply with the code of business conduct. The code of business conduct provides that directors, officers, and employees are prohibited from entering into short sales or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, put or call options, collars, and exchange funds) that are designed to hedge or offset any change in the market value of our stock. Our Business Conduct Committee, comprised of members of management, is responsible for monitoring performance under the code of business conduct and for addressing any issues that arise with respect to the code. A copy of the code of business conduct is available on our website at www.centrusenergy.com or upon written request, addressed to the Secretary at

Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817. We will disclose on the website any amendments to, or waivers from, the code of business conduct that are required to be publicly disclosed.
Transactions with Related Persons
The Board has adopted a policy and procedures for review, approval, or ratification of transactions involving the Company and “related persons” (the Company’s directors and executive officers and stockholders owning 5% or greater of the Company’s outstanding stock, or their immediate family members). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules or that is otherwise referred to the Board for review. This generally includes transactions in which a related person has a direct or indirect material interest involving an amount in excess of $120,000. Under this policy, related person transactions must be approved by the CN&G Committee, although the Chairman of the Board may direct that the full Board review specific transactions. The transaction must be approved in advance whenever feasible and, if not feasible, must be ratified at the CN&G Committee’s next meeting. In determining whether to approve or ratify a related person transaction, the CN&G Committee will take into account all factors it deems appropriate, including: whether the subject matter of the transaction is available from other non-affiliated sources; whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party; the extent of the related person’s interest in the transaction; and whether the transaction is in the best interests of the Company. If approved, the affected director will be required to recuse himself or herself from matters involving the transaction and the parties to the transaction and the CN&G Committee may impose such other conditions it deems necessary.
Management is responsible for the development and implementation of processes and controls to ensure that related person transactions are identified, and that disclosure is made as required by law. To that end, currently we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.
Stock Ownership Policies
In 2021, the Company adopted stock ownership guidelines for its officers and directors, which apply only to grants of equity awards by the Company made after the effective date of the guidelines. The Company believes these guidelines will help to better align the interests of the officers and directors with those of the stockholders. Pursuant to the officers’ guidelines, the CEO is expected to hold stock of the Company having an aggregate value of at least two times the amount of his annual base salary, and each other named executive officer is expected to hold stock of the Company having an aggregate value of at least the amount of his or her annual base salary.
Pursuant to the directors’ guidelines, directors elected by Class A shareholders are expected to hold stock of the Company having an aggregate value of at least three times the amount of the annual directors’ cash retainer. Officers and directors are expected to use good faith efforts to attain the applicable stock ownership targets within a reasonable time period after becoming subject to such targets, and to continuously hold stock in an amount at or above the target. Until an officer or director has met the applicable ownership target, such person must retain at least 50% of shares acquired upon grant, exercise, or vesting of equity awards, provided that this requirement applies only to awards made after the effective date of the guidelines.
Corporate Governance Information
Stockholders will find information about our corporate governance practices on our website at www.centrusenergy.com. Our website contains information about our Board, Board committees, current copies of our bylaws and charter, committee charters, code of business conduct, and governance guidelines. Stockholders may obtain, without charge, hard copies of the above documents by writing to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817.
Board and Committee Membership
Pursuant to the Delaware General Corporation Law, under which Centrus is organized, our business, property, and affairs are managed under the direction of our Board. Members of the Board are kept informed of our business through discussions with the CEO and other officers, by reviewing materials prepared for them by management, by participating in meetings of the Board and its committees, and by other means. Further, the Board receives periodic updates from management and Company advisors between Board meetings to keep apprised of important matters that could affect the Company, as needed, such as the war in Ukraine, geopolitical conflicts and the imposition of sanctions or other measures by either the U.S. or foreign governments, organizations (including the United Nations, the European Union or other international organizations), entities (including private entities or persons), that could directly or indirectly impact our operations.
It is the Board’s expectation that all directors attend its annual meeting. In 2024, all of the directors, except Mr. Rothrock, attended our virtual annual meeting.
During 2024, the Board held twelve meetings. All directors attended 75% or more of the Board’s meetings and meetings of the committees on which they served.
The Board has designated five standing committees, each identified in the table below. From time to time the Board may designate other ad hoc committees to address specific matters. With the exception of the Executive Committee, the Technology, Competition and Regulatory Committee, and the Cyber Risk Committee, the committees are composed entirely of independent directors. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website at www.centrusenergy.com.
The table below sets forth the membership of these committees as of April 25, 2025:(1)
Director	Executive Committee	Audit and Finance Committee	Compensation, Nominating and Governance Committee	Technology, Competition and Regulatory Committee	Cyber Risk Committee
Kirkland H. Donald		X	X	X
Tina W. Jonas	X	X	Chair
William J. Madia	X			Chair	X
Stephanie O’Sullivan					Chair
Ray A. Rothrock		Chair			X
Bradley J. Sawatzke(2)			X	X
Amir V. Vexler	X
Mikel H. Williams	Chair

(1)
On June 20, 2024, Mr. Rothrock replaced Mr. Williams as chair of the Audit and Finance Committee.

(2)
The Board will appoint a third director to the CNGC and the TCRC concurrent with Mr. Sawatzke’s end of service on June 20, 2025.

Mr. Iguchi, our only Investor-Designated Director, does not currently serve on any of the five standing committees and did not serve on any such committees in 2024.
The functions performed by our five standing committees are described below.
Audit and Finance Committee
The Audit and Finance Committee represents and assists the Board with the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and the performance of the independent auditors. In addition, the Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating the Company’s independent auditors. The Committee is also responsible for advising the Board regarding significant financial matters. The Committee meets regularly in executive session with the Company’s independent auditor and with the Company’s chief audit executive. The Committee also coordinates with the other Board committees, as appropriate, on emerging cross disciplinary legal, regulatory and operational issues to ensure consistent and thorough oversight and risk management.
The directors who served on the Audit and Finance Committee during the fiscal year ended December 31, 2024, were Ray A. Rothrock (Chair), Kirkland H. Donald and Tina W. Jonas. The Board has determined that each member of the Audit and Finance Committee is an “independent director” in accordance with NYSE American listing standards and applicable securities laws. Under the NYSE American listing standards, all audit committee members must be “financially literate,” as that term is determined by the Board in its business judgment. Further, under SEC rules, the Board must determine whether at least one member of the audit committee is an “audit committee financial expert,” as defined by the SEC’s rules. The Board has determined that Mr. Rothrock, Adm. Donald, and Ms. Jonas are “financially literate” and Mr. Rothrock and Ms. Jonas are “audit committee financial experts.” In 2024, the Audit and Finance Committee held five meetings.
Compensation, Nominating & Governance Committee
The CN&G Committee’s responsibilities include annually reviewing the performance of the CEO and other senior management; overseeing and administering the Company’s executive compensation program; and reviewing, overseeing and evaluating overall compensation programs and policies for the Company and its employees. The CN&G Committee is also responsible for overseeing the management by the Company of risks as they relate to the Company’s compensation policies and practices and other matters within the committee’s scope of responsibilities. The CN&G Committee is also responsible for periodically reviewing compensation for non-employee directors and making recommendations to the Board. The CN&G Committee also establishes performance objectives under the Company’s incentive programs and oversees administration of employee benefit plans.
The functions of the CN&G Committee also include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures; developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; overseeing the annual evaluations of the CEO, the Board and its committees; and overseeing the management by the Company of risks as they relate to the Company’s corporate governance or other matters within the committee’s scope of responsibilities. The Committee also coordinates with the other Board committees, as appropriate, on emerging cross disciplinary legal, regulatory and operational issues to ensure consistent and thorough oversight and risk management.
The CN&G Committee will consider director candidates nominated by stockholders in accordance with the procedures previously described under “Governance Information — Director Nominations by Stockholders.” In addition, the CN&G Committee is responsible for reviewing the Company’s code of business conduct and overseeing the Company’s processes for monitoring compliance, and for reviewing and approving all transactions between the Company and any related person under the Company’s related person transaction policy previously described.
The directors who served on the CN&G Committee during the fiscal year ended December 31, 2024, were Tina W. Jonas (Chairman), Bradley J. Sawatzke, and Kirkland H. Donald. The Board has determined that each member of the CN&G Committee is an “independent director” in accordance with NYSE American listing standards and applicable securities laws. In 2024, the CN&G Committee held eight meetings.
The CN&G Committee retains Willis Tower Watson (“WTW”) as its independent consultant. WTW provides advice to the CN&G Committee on an as needed basis, including with respect to compensation trends and best practices, determining an appropriate group of peer companies, comparing the Company’s compensation program to those in the peer group, recommending performance benchmarks for awards and on market compensation practices. WTW reports to the CN&G Committee and its Chairman. During 2024, the WTW received approximately $135,000 from the Company for the services rendered to the CN&G Committee in advising it regarding its executive compensation determinations. Outside of its work for the CN&G Committee and without any CN&G Committee involvement, during 2024, WTW received approximately $669,000 as payment for services provided to the Company per management’s decision in connection with annuity and actuarial assessments, plan management related to the Company’s pension plans and health and welfare plans and year end reporting. Among other WTW policies and procedures to ensure objectivity and lack of any conflict of interest, the WTW personnel who are not part of the executive compensation consulting team supporting the CN&G Committee are precluded from involvement in the recommendations regarding compensation of the Company’s officers and directors. After review of information provided by WTW pertaining to its independence and the evaluation of the Company’s and its officers’ and directors’ relationship to WTW, the CN&G Committee determined that WTW meets the independent requirements and qualifies to serve as consultant to the CN&G Committee.
In May 2024, in consultation with management, the CN&G Committee conducted its annual review of “walk- away” values (i.e., the benefits executives would be entitled to receive had their employment terminated at that time) and reviewed compensation best practices. The CN&G Committee considered this when establishing compensation for executives.
Compensation, Nominating & Governance Committee Interlocks and Insider Participation
None of the individuals who served on the CN&G Committee during the fiscal year ended December 31, 2024, are, or ever have been, officers or employees of the Company. During fiscal year 2024, none of our executive officers served as a director or on the compensation committee of any entity for which any of these individuals served as an executive officer, and there were no other compensation committee interlocks with the entities with which these individuals or our other directors are affiliated.
Technology, Competition and Regulatory Committee
The Technology, Competition and Regulatory Committee’s responsibilities include providing oversight and guidance to management with respect to the Company’s technology initiatives, with a focus on the potential technological advances and technological risk related to the Company’s centrifuge technology; informing the Board of significant energy policy developments and developments in enrichment technology; monitoring competition and market demand in the enrichment industry; monitoring the protection of the Company’s intellectual property; monitoring issues with respect to the Company’s information technology; monitoring operational readiness activities; and overseeing the management, by the Company, of risks as they relate to the Company’s technology, competition or other matters within the Committee’s scope of responsibilities.
The Committee’s responsibilities include monitoring the Company’s compliance with regulatory requirements, and overseeing the Company’s initiatives with, and involving various agencies of, the United States government and applicable state governments. The Committee is also responsible for advising the Board on regulatory and other governmental considerations in the Board’s deliberations and decision-making processes and overseeing the management by the Company of risks as they relate to the Company’s compliance with regulatory requirements or other matters within the Committee’s scope of responsibilities. The Committee coordinates with the other Board committees, as appropriate, on emerging cross disciplinary legal, regulatory and operational issues to ensure consistent and thorough oversight and risk management. The directors who served on the Technology, Competition and Regulatory Committee during the fiscal year ended December 31, 2024, were William J. Madia (Chairman), Kirkland H. Donald and Bradley J. Sawatzke. In 2024, the Technology, Competition and Regulatory Committee held four meetings.
Cyber Risk Committee
The Cyber Risk Committee’s responsibilities include providing oversight of the Company’s management of risks related to its cybersecurity systems and processes; reviewing management’s implementation of cybersecurity programs, policies and procedures to ensure integrity of the Company’s electronic systems and facilities; reviewing management’s crisis preparedness and incident response plans and methodology for any periodic assessment of the Company’s cybersecurity program by outside professionals; receiving reports regarding effectiveness of the security information services systems and information from the Chief Information Security officer and Chief Technology officer; reviewing management’s budget and resources allocated to cybersecurity systems and programs and cybersecurity insurance program it may procure; and referring to the Audit and Finance Committee any matters that come to the attention of the committee that fall within purview of the Audit and Finance Committee, including any matter related to the Company’s internal control over financial reporting. The committee also coordinates with the other Board committees, as appropriate, on emerging cross disciplinary legal, regulatory and operational issues to ensure consistent and thorough oversight and risk management. The Cyber Risk Committee was formed in December 2024 and held its first meeting in March 2025. The directors who serve on the Cyber Risk Committee are Stephanie O’Sullivan (Chairman), Ray A. Rothrock and Dr. William J. Madia.
Executive Committee
The primary function of the Executive Committee is to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board, as the law permits. The directors who served on the Executive Committee during the fiscal year ended December 31, 2024, were Mikel H. Williams (Chairman), Tina W. Jonas, Dr. William J. Madia and Amir V. Vexler. In 2024, the Executive Committee did not hold a meeting.
Compensation of Directors
Non-Employee Director Compensation Arrangement
Annual compensation for non-employee directors typically covers service for the term of approximately one year commencing at the Annual Meeting.
For the 2024-2025 term, the Board approved the following compensation structure for non-employee directors:
Form of Compensation	Amount
Board annual cash retainer(1)	$72,000
Restricted stock unit grant(2)	$130,000(5)
Chairman fees(3)
Board	$100,000
Audit and Finance Committee	$15,000
CN&G Committee	$15,000
Technology, Competition and Regulatory Committee	$50,000
Cyber Risk Committee	$15,000
Each committee or subsidiary’s board membership annual cash retainer(4)	$10,000

(1)
Paid in four equal installments of $18,000 on or before June 30, 2024, September 30, 2024, December 31, 2024, and March 31, 2025.

(2)
RSUs were granted on June 20, 2024, based on the closing price of our Class A common stock on the day of grant ($42.63) and vest and settle on June 20, 2025.

(3)
Paid in four equal installments at the same time as the payment of the annual cash retainer. These chairman fees are incremental to fees received as committee members. No chairman fees are paid for Executive Committee and other committee service.

(4)
Paid in four equal installments on or before June 30, 2024, September 30, 2024, December 31, 2024, and March 31, 2025. No retainer is paid for service on the Executive Committee.

(5)
While the Board approved RSUs in the amount of $130,000, the actual amount granted to each director was $129,978.87 based on the closing price of our Class A common stock on the day of grant ($42.63).

All non-employee directors are reimbursed for any reasonable expenses incurred in connection with their duties as directors of the Company. Mr. Vexler, our President and CEO, does not receive any additional compensation for his service on the Board. Mr. Iguchi, our only Investor- Designated Director, also does not receive compensation from the Company for his service on the Board. Mr. Vexler and our Investor-Designated Director are, however, each eligible to receive reimbursement of expenses in connection with their service on the Board.

Non-Employee Director Compensation for Fiscal Year 2024
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Kirkland H. Donald	$112,000	$129,978.87	—	$241,978.87
Tina W. Jonas	$107,000	$129,978.87	—	$236,978.87
William J. Madia	$142,000	$129,978.87	—	$271,978.87
Stephanie O’Sullivan(3)	$41,950	$113,616.00	—	$155,566.00
Ray A. Rothrock	$72,750	$129,978.87	—	$202,728.87
Bradley J. Sawatzke	$92,000	$129,978.87	—	$221,978.87
Mikel H. Williams	$178,250	$129,978.87	—	$308,228.87

(1)
The Investor-Designated Director does not receive director compensation. Mr. Vexler also does not receive director compensation. Mr. Vexler’s compensation as our President and CEO is set forth in the Summary Compensation Table of this Proxy Statement.

(2)
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of RSUs granted to each director in 2024, under the Centrus Energy Corp. 2014 Equity Incentive Plan, as amended, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Ms. O’Sullivan’s director compensation reflects RSUs granted on August 6, 2024, based on the closing price of our Class A common stock on the day of grant ($36.00) and pro-rated based on her first day of service on August 6, 2024. The RSUs vest and settle on June 20, 2025.

The amounts shown in the Stock Awards column above as of December 31, 2024, for each of the non-employee directors include the following grants of RSUs, which have the following grant date fair value, calculated using the closing price of our Class A common stock on the date of grant in accordance with FASB ASC Topic 718:
Name	Grant Date	Number of Restricted Stock Units	Grant Date Fair Value ($)
Kirkland H. Donald	06/20/24	3,049	129,978.87
Tina W. Jonas	06/20/24	3,049	129,978.87
William J. Madia	06/20/24	3,049	129,978.87
Stephanie O’Sullivan	08/06/24	3,156	113,616.00
Ray A. Rothrock	06/20/24	3,049	129,978.87
Bradley J. Sawatzke	06/20/24	3,049	129,978.87
Mikel H. Williams	06/20/24	3,049	129,978.87

Our Executive Officers
Executive officers are elected by and serve at the discretion of the Board. Our executive officers as of April 25, 2025 were as follows:
Name	Age	Position
Amir V. Vexler	52	President and Chief Executive Officer
Kevin J. Harrill	48	Senior Vice President, Chief Financial Officer, and Treasurer
Shahram Ghasemian	58	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
John M. A. Donelson	60	Senior Vice President, Sales and Chief Marketing Officer
Larry B. Cutlip(1)	65	Senior Vice President, Field Operations
Neal Nagarajan	40	Senior Vice President and Head of Investor Relations

(1)
Mr. Cutlip announced his retirement from the Company, which will be effective July 31, 2025. On April 21, 2025, Patrick Brown joined the Company as the successor to Larry Cutlip upon Mr. Cutlip’s retirement. Mr. Brown will serve in an advisory capacity to ensure a smooth transition before taking on the Senior Vice President, Field Operations role on August 1, 2025.

Amir V. Vexler began serving as our President and Chief Executive Officer and as a member of our Board on January 1, 2024, after serving as Special Advisor to the Board beginning on December 4, 2023. Mr. Vexler has extensive experience in the nuclear fuel industry and a strong background in manufacturing, engineering services, commercial operations, and business development. Prior to joining the Company, he served as President and Chief Executive Officer of Orano USA, overseeing sales of nuclear fuel, decommissioning services, used nuclear fuel management, and medical isotopes as well as engineering and technology services for the federal government. Previously, Mr. Vexler spent 20 years at General Electric Company, where he served in a number of leadership positions, including Chief Executive Officer, Chairman of the Board, and Chief Operating Officer of Global Nuclear Fuel, a joint venture of General Electric Company and Hitachi.
Kevin J. Harrill has been Senior Vice President, Chief Financial Officer, and Treasurer since August 2023 and was Corporate Controller and Chief Accounting Officer from November 2021 to July 2023. He is responsible for all aspects of Centrus’ financial function, including accounting, tax, internal audit, corporate treasury, information technology, procurement, and corporate finance. Prior to joining Centrus, Mr. Harrill held positions of increasing responsibility at Blackboard, Inc., from 2015 to 2021, including Vice President, Chief Accounting Officer and Controller. Mr. Harrill has over 25 years of experience building and leading finance teams across various industries including aerospace and defense, information technology, financial and professional services, and Software as a Service (SaaS). Mr. Harrill has also held senior accounting and finance roles across Fortune 500 companies, including Computer Sciences Corporation, Harris Corporation, and Science Applications International Corporation.
Shahram Ghasemian has been Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since August 2023. He rejoined the Company in April 2020 as Senior Assistant General Counsel and Director of Legal Affairs and was later appointed also as Director, Corporate Compliance in August 2022. Prior to rejoining the Company, Mr. Ghasemian served in various senior positions within the federal government, including the NRC, the DOE and on Capitol Hill between 2006 and 2020. Prior to his government experience, Mr. Ghasemian worked for Centrus’ predecessor for nearly a decade as Assistant General Counsel, including serving as Chief Counsel at the Paducah Gaseous Diffusion Plant in Kentucky between 1999 and 2001.
Larry B. Cutlip has been Senior Vice President, Field Operations, since January 2018, was Vice President, Field Operations from May 2016 through December 2017, was Deputy Director of the American Centrifuge Project from January 2015 to May 2016, was Director, Centrifuge Manufacturing from April 2008 to December 2014, was Director, Program Management and Strategic Planning from December 2005 to April 2008, was Manager, Engineering from May 1999 to December 2005, and held positions in operations management and engineering at the Company and its predecessors since 1981.

John M.A. Donelson has been Senior Vice President, Sales and Chief Marketing Officer since March 2019 and was Vice President, Sales and Chief Marketing Officer since January 2018. Mr. Donelson was Vice President, Marketing, Sales and Power from April 2011 through December 2017. Mr. Donelson was Vice President, Marketing and Sales from December 2005 to April 2011, Director, North American and European Sales from June 2004 to December 2005, Director, North American Sales from August 2000 to June 2004 and Senior Sales Executive from July 1999 to August 2000.
Neal Nagarajan has been Senior Vice President, Head of Investor Relations since November 2024. Previously, Mr. Nagarajan was a Senior Vice President in the Investor Relations and Capital Markets group at Sloane & Company, based in its New York City office, for almost three years. Before that, Mr. Nagarajan was a Senior Associate and then Vice President at Sard Verbinnen & Co. (nka FGS Global), also based in its New York City office, for over three years. In both of these roles, he spearheaded high-impact initiatives for leading companies across a number of industries. Prior to these roles, he was a mergers and acquisition investment banker at a leading boutique advisory firm located in Washington, DC, having closed a number of high profile buy-side and sell-side transactions as well as having worked on strategic alternative analyses for leading global companies. Mr. Nagarajan holds a Master of Business Administration from Georgetown University’s McDonough School of Business and dual degrees in Economics and International Affairs from The George Washington University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Directors, Director Nominees and Executive Officers
The following table shows the beneficial ownership of the Company’s common stock as of April 21, 2025 by each of the Company’s current directors and director nominees, by each executive officer named in the Summary Compensation Table, and by all current directors and executive officers of the Company as a group. Unless otherwise indicated in the table, the shares represented in the table reflect shares of the Company’s Class A common stock, and each person has the sole power to vote and dispose of the shares reported as beneficially owned by such person.
Name of Beneficial Owners(1)	Beneficial Ownership(2)	Percentage of Class A Owned
Current Directors and Nominees
Mikel H. Williams	52,808	*
Kirkland H. Donald	8,865	*
Tetsuo Iguchi	—	—
Tina W. Jonas	15,636	*
William J. Madia	57,922	*
Stephanie O’Sullivan	3,156	*
Bradley J. Sawatzke	8,683	*
Ray A. Rothrock	3,049	*
Amir V. Vexler	2,196	*
Named Executive Officers
Kevin J. Harrill	1,728	*
Shahram Ghasemian	—	—
John M.A. Donelson	3,732	*
Larry B. Cutlip	11,321	*
Directors and all executive officers as a group (14 persons)	169,096	1%

*
Represents less than 1% of our outstanding common stock.

(1)
As of April 25, 2025, the Company had issued 17,037,266 shares of common stock, consisting of 16,318,066 shares of Class A common stock and 719,200 shares of Class B common stock. The Class B common stock is held by TAES and BWXT Investment Company. The holders of Class B common stock have the same rights, powers, preferences and restrictions and the stock ranks equally in all matters with the Class A common stock, except in regard to voting. The Class B common stock converts to Class A common stock upon transfer to a non-Class B common stockholder. Percentage of class owned is based on 16,316,821 shares of Class A common stock outstanding as of April 25, 2025.

(2)
Includes 3,049 RSUs that vest on June 20, 2025 for Mr. Williams, Adm. Donald, Ms. Jonas, Dr. Madia, Mr. Sawatzke, and Mr. Rothrock. These RSUs will be settled on June 20, 2025 by issuing shares of Class A common stock. For Ms. O’Sullivan, includes 3,156 RSUs that vest and settle on June 20, 2025 by issuing shares of Class A common stock. For Mr. Williams, also includes 47,445 vested RSUs and 2,314 shares of Class A Common stock. For Adm. Donald, also includes 2,786 vested RSUs and 3,030 shares of Class A common stock. For Ms. Jonas, also includes 9,520 vested RSUs and 3,067 shares of Class A common stock. For Dr. Madia, also includes 47,445 vested RSUs and 7,428 shares of Class A common stock. For Mr. Sawatzke, includes 2,736 vested RSUs and 2,848 shares of Class A common stock. For Mr. Vexler, includes 2,196 shares of Class A common stock. For the referenced vested RSUs, settlement will be made in shares of Centrus Class A common stock upon the director’s retirement or other end of service.

Security Ownership of Certain Beneficial Owners
The following table sets forth information as to those holders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Class A common stock as of April 25, 2025. All information shown is based on information reported by the filer on a Schedule 13G or 13D filed with the SEC on the dates indicated in the footnotes to this table.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Owned(1)
Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	967,393(2)	5.9%
Blackrock, Inc. 50 Hudson Yards New York, NY 10001	954,108(3)	5.8%
Global X Management Co. LLC 600 Lexington Ave., 20th Floor New York, NY 10022	951,660(4)	5.8%

(1)
Percentages based on 16,318,066 shares of the Company’s Class A common stock outstanding as of April 25, 2025.

(2)
Based solely on a Schedule 13G filed on January 30, 2025 with respect to shares held as of December 31, 2024. The Vanguard Group has reported shared voting power as to 23,764 shares, sole dispositive power as to 929,376 shares and shared dispositive power as to 38,017 shares. The Schedule 13G notes that with respect to the shares beneficially reported by the filing, that no one person’s interest in the Class A common stock of the Company represents more than five percent of the total outstanding Class A common shares.

(3)
Based solely on a Schedule 13G filed on January 29, 2024, with respect to shares held as of December 31, 2023. Of these shares, Blackrock, Inc. has reported sole voting power as to 921,930 shares and sole dispositive power as to 954,108 shares. The Schedule 13G notes that with respect to the shares beneficially reported by the filing, that no one person’s interest in the Class A common stock of the Company represents more than five percent of the total outstanding Class A common shares.

(4)
Based solely on a Schedule 13G filed on November 14, 2024 with respect to shares held as of September 30, 2024.

COMPENSATION DISCUSSION & ANALYSIS
This section describes the compensation programs for our CEO and CFO in 2024, as well as our other three most highly compensated executive officers during 2024, all of whom we refer to collectively as our named executive officers or “NEOs.” Our NEOs for 2024 were:
•
Amir V. Vexler, President and CEO

•
Kevin J. Harrill, Senior Vice President, Chief Financial Officer, and Treasurer

•
Shahram Ghasemian, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

•
John M.A. Donelson, Senior Vice President, Sales and Chief Marketing Officer

•
Larry B. Cutlip, Senior Vice President, Field Operations

Executive Summary
Highlights of Our Compensation Program
Our executive compensation program is built on a strong governance framework and pay-for-performance philosophy. Key design elements and features of this program are:
•
Strong oversight by our CN&G Committee of all elements of executive compensation.

•
The Company’s use of WTW as its independent compensation consultant.

•
Significant stock ownership guidelines.

•
A material portion of the total direct compensation opportunity for NEOs is designed to be “at risk” and dependent on Company and individual performance measured against goals established by the CN&G Committee.

•
Except for Amir Vexler, our President and CEO, there were no employment agreements with our executives during 2024.

•
Our Equity Incentive Plans include a compensation recovery or “clawback” provision that applies to all equity plan participants. In 2023, we also adopted a “clawback” policy that applies to all of our executives in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, and the NYSE American requirements, under which we will recover incentive compensation paid to covered individuals (including our executive officers) in cases where we have to prepare an accounting restatement which resulted in the payment of incentive compensation greater than what should have been paid based on the restated financial results or corrected metric.

•
All of the change in control agreements the Company has with its executives, including the named executive officers, include a “double-trigger” provision requiring both a change in control of the Company and an involuntary or constructive termination of the executive’s employment within a specified period of the change in control to receive benefits. Although these agreements provide for automatic renewal to protect employees, the Company retains the ability to terminate the agreements prior to a change in control with sufficient notice.

•
We do not provide excise tax gross ups to our executives.

•
We have a strong risk management program with specific responsibilities assigned to the Board and its committees, with the goal of avoiding excessive risk in our compensation programs. In 2024, the Board formed the Cyber Risk Committee to oversee risks as they relate to cybersecurity policies, procedures and plans and their effectiveness.

Overview of 2024 Performance
In 2024, the Company continued to strengthen its balance sheet and improve its financial performance and made significant progress across all fronts and continued our efforts to restore America’s ability to enrich uranium to meet the nation’s energy and national security needs.

Highlights of our strong financial and commercial performance are set forth below. We believe our efforts have significantly benefited our stockholders.
2024 Financial Highlights:
•
Achieved $442 million in revenue in 2024 with net income of $73.2 million

•
Unrestricted cash balance of $671 million as of December 31, 2024 including the issuance of $402.5 million of convertible senior notes

•
Recognized gross profit of $111.5 million in 2024

2024 Commercial Highlights:
•
Won DOE contract awards for High Assay Low-Enriched Uranium (“HALEU”), Low-Enriched Uranium (“LEU”), and HALEU Deconversion

•
Continued to successfully enrich HALEU under our HALEU Operations Contract with the DOE and delivered 545 Kg of HALEU to DOE

•
Signed long-term contingent LEU sales commitments and grew our Company backlog to $3.7 billion through 2040

•
De-levered our balance sheet through strategic initiatives associated with our pension plans

•
Continued strong share price performance in 2024

We are closely monitoring the impacts the war in Ukraine, and reactions the international community including the U.S., Russia and European countries, may have on the Company and the nuclear industry. Together with others in the nuclear industry, we are working to mitigate the potential impacts on the Company. Please see Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our other SEC filings for additional information.
Effect of 2024 Performance on NEO Compensation
Our executive compensation program consists of base salary as well as annual incentives with specific corporate goals and long-term equity incentives. The achievement of better than targeted results in the corporate goals was reflected in the decision made by the CN&G Committee to award annual incentives based on achieving 167% of the goals. Further, the long-term equity incentive directly ties the compensation of executives to stockholder returns. At target, approximately 54% of the total compensation of our executives is “at risk” and related directly to the performance of the Company.
Changes Made to the Compensation Program for 2024
The overall structure of the compensation program was not changed in 2024. Each year the corporate goals are established based on the strategy and budget approved by the Board. In 2024, the long-term incentive plan was based entirely on equity and included a performance-based threshold which must be met to receive payment.
Executive Transitions 2024/2025
Chief Executive Officer
On November 20, 2023, the Company announced the transition of the CEO from Daniel B. Poneman to Mr. Vexler effective January 1, 2024. On January 1, 2024, Mr. Vexler began as our President and CEO. In connection with that appointment, on January 1, 2024, the CN&G Committee granted Mr. Vexler an award of 20,000 restricted stock units (the “CEO RSUs”). The CEO RSUs vest in five equal annual installments beginning on December 4, 2024, subject to Mr. Vexler obtaining a Department of Energy Q security clearance which he satisfied and his continued employment.
For more information regarding the impact of the transition arrangement on Mr. Vexler, including a summary of the terms of Mr. Vexler’s employment agreement, please see “Executive Compensation — CEO Employment Agreement” in the discussion of executive compensation.

Senior Vice President, Field Operations
In October 2024, Larry B. Cutlip, Senior Vice President, Field Operations of the Company provided notice that he will retire his position at the Company effective July 31, 2025, after more than 44 years of service.
Other Changes Made to the Compensation Program for 2025
With the exception of the update to the Company’s Executive Severance Plan described below under “Severance and Change in Control Agreements,” the compensation program for 2025 is consistent in material respects with 2024. Annual corporate goals were established and again for 2025, the long-term incentive plan is based entirely on equity and included a performance-based threshold which must be met to receive payment.
Compensation Philosophy and Objectives
Our executive compensation program is built on a strong governance framework and pay-for- performance philosophy. Our program is a combination of base salary and annual and long-term incentives based on performance goals that are key to the long-term profitability and financial health of the Company. A long-term equity denominated incentive that aligns compensation with the return to stockholders as reflected in the share price of the Company’s Class A common stock is an integral part of the program.
The CN&G Committee oversees an executive compensation program designed to enable the Company to attract and retain highly talented individuals. This program reflects the Company’s philosophy that the majority of an executive’s compensation should be based on his or her overall contribution to the success of the Company and the creation of long-term value for our stockholders. In keeping with this philosophy, the CN&G Committee has established the following objectives for the Company’s executive compensation program:
Objective	How We Implement Our Objectives
Compensation should be aligned with stockholders’ interests.	• Strong incentives to maximize long-term value for our stakeholders. • Long-term stock ownership by executives and performance-based equity provides ongoing alignment.
Compensation should support our business strategy and objectives.
•
Reward successful execution of our business plan by linking performance goals directly to our business plan.

•
Stretch performance goals encourage innovation by executives while not encouraging excessive risk-taking.

Compensation should be structured to pay for performance.
•
A substantial portion of the total compensation opportunity is variable and dependent upon the individual’s and the Company’s performance.

•
2024 annual incentive payouts were above target due to achieving or exceeding pre-defined performance goals.

Compensation opportunities should be market competitive.
•
Compensation and benefits programs are designed to provide competitive compensation relative to the relevant labor markets for our executives while maintaining fiscal responsibility for our stockholders.

•
Target total direct opportunity compensation is intended to approximate the 50th percentile of the market.

•
Individual executives may be positioned above or below the 50th percentile, as appropriate, based on a combination of factors such as criticality of the role, market demand, individual performance and/or retention risk, among others.

Objective	How We Implement Our Objectives
Compensation and benefits programs should encourage short-term and long-term retention.	• Our compensation and benefits programs are intended to encourage retention and reward continuity of service, which is particularly important due to the unique skill sets of our executives.
Setting Executive Compensation
Each year, the CN&G Committee determines compensation levels for each of the executive officers of the Company. In setting appropriate compensation levels, the CN&G Committee periodically reviews and considers total compensation for each continuing NEO, including such inputs as (1) competitive market data; (2) historic and current elements of each officer’s compensation (including savings plans, pension plans, health and welfare benefits, and perquisites); (3) outstanding equity (vested and unvested) held by executive at year-end in the Company’s incentive and benefits plans; and/or (4) a review of compensation that would be paid upon termination of employment under various scenarios.
Role of Executive Officers in Compensation Decisions
•
CEO and other named executive officers’ pay is set by the independent CN&G Committee.

•
CEO and the Senior Vice President, Chief Financial Officer, and Treasurer, among others, provide support to the CN&G Committee and normally attend all CN&G Committee meetings but are not present for executive sessions or discussions of their individual compensation.

•
CEO provides performance assessments and compensation recommendations for each of the other named executive officers and a self-assessment of his own performance.

•
CN&G Committee meetings often include an executive session without members of management present. During 2024, the CN&G Committee met eight times, including eight times in executive session.

Role of Compensation Consultant in Compensation Decisions
The CN&G Committee has retained a consultant, WTW, to provide the committee with independent compensation data, analysis and advice. WTW reports to the CN&G Committee and its chairman. Under the CN&G Committee’s charter, the CN&G Committee has sole authority to retain and terminate WTW and to approve WTW fees and other retention terms. Throughout 2024, WTW worked closely with the CN&G Committee and regularly attended the CN&G Committee meetings and met with the CN&G Committee in executive session. In 2024, WTW assisted the CN&G Committee with market studies of Board pay, incentive plan design and regulatory updates advice on compensation best practices.
WTW provides actuarial and other services related to the Company’s pension plans but did not perform any other services for the Company or its affiliates in 2024. The CN&G Committee, in hiring and retaining WTW in 2024, assessed whether its work raised any conflicts of interest and determined that no conflicts of interest existed.
Use of Peer Group Data
The CN&G Committee strives to set target opportunity compensation levels to be competitive with the market in which we compete for executive talent. In support of that goal, the CN&G Committee will periodically evaluate competitive data from (1) a peer group of publicly traded companies in specific industries in which we compete for executive talent and/or (2) general industry companies with comparable revenues through published survey data.

Elements of Executive Compensation
Compensation in 2024 for our named executive officers consisted of:
Compensation Element	Objective	Key Features
Base Salary	• Provides a stable annual income at a level consistent with individual contributions.
•
Reflects individual performance, level of pay relative to the market, internal pay equity and retention considerations.

•
Adjustments are considered annually (or in the event of change in responsibilities).

Annual Cash Incentive Award	• Rewards the achievement of critical annual performance goals aligned with corporate strategic objectives.
•
Performance-based reward tied to achievement of annual corporate and individual performance.

•
Annual incentives can vary from 0% to 200% of the target amount.

•
Annual performance goals are predetermined and approved by the Committee at the start of the performance period.

Long Term Incentive Award
•
Aligns NEO’s interests with long-term stockholder interests by linking part of each NEO’s compensation to long-term corporate stock performance, as well as rewarding total stockholder return performance.

•
Provides opportunities for investment in and ownership of the Company, which is designed to promote retention and enable us to attract and motivate our NEOs.

•
Retains NEOs through multi-year vesting.

•
Links value to stock price.

•
Comprised of 100% performance-based restricted stock units with overlapping three-year performance periods.

•
Vesting subject to achievement of cumulative net income performance threshold.

Base Salary
The CN&G Committee determines base salary levels for executive officers. The CN&G Committee consults with the CEO with respect to the recommended base salaries for the other officers. In setting individual base salaries, consideration also is given to (1) the performance of the Company; (2) the individual performance of each executive, taking into account the recommendation of the CEO with respect to the performance and contribution of individuals and the individual performance measures under the annual incentive program; (3) the executive’s scope of responsibility in relation to other officers and key executives within the Company and internal pay equity; and (4) any retention issues.
No base salary adjustments were made for the named executive officers for 2024 except for Mr. Cutlip whose base salary was increased to $355,000 as approved by the CN&G Committee in March 2024. Base salaries for 2024 were as follows: Amir Vexler: $810,000; John M.A. Donelson: $355,856; Kevin J. Harrill: $300,000; and Shahram Ghasemian: $260,000.

Base salaries affect other elements of total compensation, including annual incentives, long-term incentives, and retirement benefits. In setting base salaries for the named executive officers, the CN&G Committee typically considers the effects on other elements of total compensation.
Executive Incentive Plans
The Company’s 2014 Equity Incentive Plan, as amended and restated from time to time (the “2014 Plan”), authorizes the issuance of up to 1,900,000 shares of the Company’s Class A common stock to Company employees, officers, directors, and other individuals providing services to the Company or its affiliates, as selected by the CN&G Committee pursuant to options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalent rights and other stock-based awards, as well as cash-based awards.
Beginning in 2019, the CN&G Committee has adopted an annual Executive Incentive Plan (each an “EIP”) for the then current year, each of which is a sub-plan adopted under and subject to the terms of the 2014 Plan. The initial EIP was adopted to provide the CN&G Committee with ability to grant equity and cash awards to eligible participants in order to drive performance and, in respect of equity awards, to further align the interests of management with those of our stockholders. In 2020, the Company engaged in an active outreach to certain of our stockholders to discuss executive compensation. Stockholder feedback included a request that the Company continue to further align executive compensation with the interests of our stockholders and to provide more transparency into the goals of our annual and long-term incentive plans. As a result, the CN&G Committee transitioned the EIP so that the long-term incentive programs are based entirely on equity denominated awards, to a compensation program that better aligns management incentives with the creation of stockholder value.
Since 2022, each EIP has provided for (1) an annual cash incentive award (“Annual Award”) and (2) a long-term incentive program (“LTIP”) consisting of performance-based equity awards utilizing overlapping three-year performance periods and minimum vesting requirements. The CN&G Committee continues to evaluate the compensation program to ensure it provides meaningful incentives aligned with stockholder interests.
Participants in each EIP were determined by the CN&G Committee and included our named executive officers and certain other key employees. Payment of awards under the incentive plans are generally subject to participants remaining employed by the Company through the payment date, subject to certain adjustments in accordance with the 2014 Plan and prior to 2025, adjustments set forth in applicable grant agreements related to a participant’s death, disability, retirement, termination by the Company without cause, or other termination. Beginning with the 2025 EIP, the vesting of the LTIP awards no longer accelerates upon death, disability, retirement, termination by the Company without cause, or other termination. See “Potential Payments Upon Termination or Change in Control — Awards under the 2014 Plan” below.
The total number of shares granted for the LTIP awards are included in the Summary Compensation Table for the year granted using the grant date fair value of such awards, as determined under applicable accounting rules.
Annual Awards
2024 Annual Awards
In 2024, each participant was eligible to receive an Annual Award, payable in cash, if certain Company-wide goals determined by the CN&G Committee (the “Corporate Goals”) were met for 2024, as further described in the table below. A participant’s target Annual Award is a percentage of the participant’s base salary.
The potential actual Annual Award is subject to, and based upon, the level of achievement of the applicable Corporate Goals. Following the end of 2024, our CEO reviewed the achievements of the Corporate Goals and recommended to the CN&G Committee a proposed level of performance that was achieved for 2024. The payment for a participant therefore would be equal to:

In February 2025, our CN&G Committee reviewed the performance of the Company against the 2024 Corporate Goals and determined that the Annual Awards would be paid at 167% of the target level for the “Corporate Goals Achievement Percentage.” The 2024 Annual Awards were paid in February 2025 following the CN&G Committee’s certification. The amounts of the Annual Award based on 2024 Corporate Goals paid to each named executive officer for 2024 are included in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
The following table provides a summary of the 2024 Corporate Goals for the 2024 Annual Awards and the CN&G Committee’s determinations as to the Company’s performance relative to those goals, which resulted in the authorization of the payment of the annual incentive at 167% of the target level.
Centrus Energy Corp. 2024 Corporate Goals
Goal	Minimum Threshold (50% payout graded ) — Target (100% payout) — Max (up to 200% payout graded)	Achievement Versus Target	Score for Goal Category
1. Manage remaining firm supply to maximize revenues, gross profit, and create a strong platform to position Centrus for enrichment production. (Weight = 35%)	Implementing contracts supporting revenues of $325MM for threshold — $342MM for target — $360MM for maximum	Exceeded Target: • $349.9MM of revenue • Achievement 144%	Overall Goal 1 performance: 176% of target (weighted average: 62%)
	Originate $160MM for threshold — $200MM for target — $240MM for maximum of new LEU business with minimum target gross margin on new SWU sales	Achieved Maximum: • $260.60MM with minimum target gross margin • Achievement 200%
2. Safely and compliantly make meaningful progress towards reestablishing Centrus as an enricher (producer) (Weight = 25%)	Submit compliant bid for threshold — Awarded a DOE HALEU Program Award for target or Awarded two DOE HALEU Program Award to earn maximum	Achieved Maximum: • DOE awarded both HALEU contracts as well as the LEU RFP • Achievement 200%	Overall Goal 2 performance: 160% of target (weighted average: 40%)
	250K hours without OSHA DART for threshold — 300K hours without DART for target — 400K hours without DART for maximum	Achieved Maximum: • Through end of 2024, maintained 502K hours without a DART • Achievement 200%

Goal	Minimum Threshold (50% payout graded ) — Target (100% payout) — Max (up to 200% payout graded)	Achievement Versus Target	Score for Goal Category
	Technical Solutions segment generates revenue of $95.8MM or generate $88.8MM with $7MM of non HALEU orders for threshold	Failed to Achieve Threshold: • Revenue was $92.1 MM • Achievement 0%
3. Achieve financial goals and maintain corporate structure (Weight = 40%)	Achieve revenue of $421MM — $439MM — $467MM	Exceeded Target: • Achieved revenue of $442MM. • Achievement 111%	Overall Goal 3 performance: 165% of target (weighted average: 66%)
	Achieve cash balance of $186MM — $207MM — $228MM excluding capital raise and balance sheet initiatives	Achieved Target: • Achieved end of year cash balance of $226.4MM excluding capital raise of $57MM on ATM $389MM in Convertible debt. • Achievement 192%
	Achieve net income of $44MM — $55MM — $65MM excluding pension benefit annual evaluation	Achieved Maximum: • Achieved net income of $72.1MM excluding pension evaluation • Achievement 200%
Weighted average score for the 2024 Annual Plan was 167%.
2025 Annual Awards
On March 4, 2025, the CN&G Committee determined that each participant would be eligible to receive an Annual Award, payable in cash, if certain corporate goals are met in 2025, with a potential payout in 2026. The potential actual Annual Award will be subject to, and based upon, the level of achievement of the applicable corporate goals. Following the end of 2025, our CEO will review the achievements of the corporate goals and recommend to the CN&G Committee a proposal level of performance that was achieved for 2025.
Long Term Incentive Awards
2022 – 2024 Long Term Incentive Program
In March 2022, the CN&G Committee approved the LTIP awards covering a performance period of 2022 through 2024, with a potential payout in 2025. The 2022 LTIP award is comprised of performance-based restricted stock units vesting at the end of the three-year period. In February 2025, the CN&G Committee reviewed the performance of the Company against the vesting requirements and determined that the net income goal had been met, and determined to settle the awards in Class A common stock on the vesting date. The amount of the restricted stock units awarded to each named executive officer for the 2022 – 2024 performance period are included in the Summary Compensation Table in the column labeled “Stock Awards” with regard to the 2022 fiscal year.
2023 – 2025 Long Term Incentive Program
On March 2, 2023, the CN&G Committee approved the LTIP awards covering a performance period 2023 through 2025, with a potential payout in 2026. The 2023 LTIP award is comprised of performance-based restricted stock units vesting at the end of the three-year period. In order for the performance- based restricted stock units to vest, Centrus will need to meet (or exceed) a three-year cumulative net income goal established at the time of award by the CN&G Committee. The amount of the awards to each named executive officer for the 2023 – 2025 performance period are included in the Summary Compensation Table in the column labeled “Stock Awards” with regard to the 2023 fiscal year.
2024 – 2026 Long Term Incentive Program
On March 13, 2024, the CN&G Committee approved the 2024 LTIP awards covering a performance period 2024 through 2026, with a potential payout in 2027. The 2024 LTIP award is comprised of performance-based restricted stock units vesting at the end of the three-year period. In order for the performance-based restricted stock unit awards to vest, Centrus will need to meet (or exceed) a three-year cumulative net income goal established at the time of award by the CN&G Committee. The amount of the awards to each named executive officer for the 2024 – 2026 performance period are included in the Summary Compensation Table in the column labeled “Stock Awards” with regard to the 2024 fiscal year.
2025 – 2027 Long Term Incentive Program
On February 5, 2025, the CN&G Committee approved the 2025 LTIP awards covering a performance period 2025 through 2027, with a potential payout in 2028. The 2025 LTIP award is comprised of performance-based restricted stock units vesting at the end of the three-year period. In order for the performance-based restricted stock unit awards to vest, Centrus will need to meet (or exceed) a three-year cumulative net income goal established at the time of award by the CN&G Committee.
Indirect Compensation
401(k) Retirement Plan and Executive Deferred Compensation Program
Centrus maintains a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of the Company’s employees are eligible to participate in the plan beginning on the first day of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to defer a portion of their compensation up to the statutorily prescribed limit, generally equal to $23,000 for 2024, and have the amount of the deferral contributed to the 401(k) plan. For 2024, the 401(k) plan provided for a Company-matching contribution of 200% on before-tax contributions up to the first 2% of a participant’s eligible pay, 100% on before-tax contributions on the next 2% of a participant’s eligible pay, and 50% on before-tax contributions on the next 2% of a participant’s eligible pay.
The Company maintains an Executive Deferred Compensation Plan pursuant to which the Company’s executives may elect to defer 5% to 90% of the executive’s base salary, subject to the terms and conditions of the plan. During 2024, none of the Company’s named executive officers participated in the Executive Deferred Compensation Plan.
Severance and Change in Control Agreements
Severance Agreements
A description of the Centrus Energy Corp. Executive Severance Plan that was in effect during 2024 is described below under “Potential Payments Made Upon Termination.”

On March 5, 2025, the Board approved certain revisions to the Centrus Energy Corp. Executive Severance Plan. Under the revised Executive Severance Plan, if a covered executive is terminated by the Company without cause, he or she is eligible to receive (a) a lump sum cash severance amount described below; and (b) medical and dental coverage for one year after termination (or until he or she receives similar coverage from a subsequent employer, whichever occurs first) and outplacement assistance services.
With respect to the named executive officers, cash severance payments under the revised Executive Severance Plan upon an involuntary termination outside of a change in control consist of one times the executive’s base salary and, at the discretion of the CEO and CN&G Committee, a pro rata performance bonus. Mr. Vexler does not participate in the Executive Severance Plan because his employment agreement includes severance provisions, as described under the “Executive Compensation — CEO Employment Agreement” below.
Change in Control Agreements
The Company has entered into change in control agreements with each of its named executive officers. The change in control agreements provide each executive with the following benefits (in lieu of any severance benefits under the Executive Severance Plan previously described) if there is a change in control of the Company and within a protected period beginning three months before and ending three years after that change in control (the “protected period”), the Company terminates the executive’s employment without cause or the executive terminates his or her employment for “good reason” (as defined in the agreement):
•
a cash lump sum payment equal to two times the sum of his or her annual base salary and bonus (with the executive’s “bonus” for these purposes generally being the greater of the executive’s target bonus and the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination); and

•
continuation of life and health insurance benefits for him or her and his or her eligible dependents for two years following such termination of employment (the “Covered Period”) or, if sooner, until he or she is covered by comparable programs of a subsequent employer.

In order to receive these benefits, the executive must comply with the non-competition, non-solicitation, and confidentiality provisions of the change in control agreement during the term of the agreement and during the Covered Period.
Stock Ownership Policies
The Company has stock ownership guidelines for its officers that help to better align the interests of the officers with those of the stockholders. Pursuant to the officers’ guidelines, the CEO is expected to hold stock of the Company having an aggregate value of at least two times the amount of his annual base salary, and each other named executive officer is expected to hold stock of the Company having an aggregate value of at least the amount of his or her annual base salary.
Officers are expected to use good faith efforts to attain the applicable stock ownership targets within a reasonable time period after becoming subject to such targets, and to continuously hold stock in an amount at or above the target. Until an officer has met the applicable ownership target, such person must retain at least 50% of shares acquired upon grant, exercise, or vesting of equity awards, provided that this requirement applies only to awards made after the effective date of the guidelines. The first grants to which the guidelines will apply were awarded in 2024.
Tax and Accounting Treatments of Elements of Compensation
In its deliberations, the CN&G Committee reviews and considers the deductibility of executive compensation under applicable tax laws. The CN&G Committee retains the flexibility to approve compensation in certain cases that will not be tax deductible in order to ensure competitive levels of total compensation for its executive officers while creating and improving stockholder value.
Recovery of Incentive Compensation
The 2014 Plan includes a compensation recovery or “clawback” provision that requires repayment of all payments in settlement of any awards earned or accrued (including annual and long-term incentives)

during the 12-month period following the first public issuance or filing with the SEC of a financial document that is subsequently restated as a result of misconduct. The clawback applies to a grantee who knowingly or through gross negligence engaged in or failed to prevent the misconduct, or who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002. Additionally, the Company adopted a formal clawback policy in light of Section 10D of the Securities Exchange Act of 1934, as amended, and the NYSE American requirements relevant thereto, effective August 3, 2023. The clawback policy requires the Company to recover from covered individuals (including its named executive officers) the amount of erroneously awarded compensation (i.e., the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on restated amounts) resulting from an accounting restatement: (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws; or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period. The clawback policy operates in addition to, and not in lieu of, any other rights of the Company to recoup or recover incentive awards under the 2014 Plan, and applicable laws and regulations. The Company to date has not sought to recoup any payments under this clawback policy.
Insider Trading Policy; Hedging and Pledging Prohibitions
The Company has also adopted the Centrus Energy Corp. Securities Trading and Confidentiality Policies and Procedures which governs the purchase, sale and/or other disposition of the Company’s securities, including its Class A common stock, by its directors, officers and employees that is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations. A copy of this policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. As part of our insider trading policy, our directors, executives, and other employees are prohibited from entering into short sales or engaging in hedging transactions involving our securities or pledging our securities as collateral for a loan.
Risk Assessment of the Compensation Programs
The CN&G Committee reviews the Company’s compensation policies and practices for our employees, including executive officers, and has determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The CN&G Committee also considers whether our compensation programs include certain design features which have been identified as having the potential to encourage excessive risk-taking when part of the plan design at other companies, such as: too much focus on short-term objectives, too much weight on one metric or objective, too many objectives or improper weighting of objectives, compensation mix overly weighted to cash, excessive use of stock options, and unreasonable award levels or goals. The CN&G Committee has noted several design features of the Company’s compensation programs for executives that reduce the likelihood of excessive risk- taking: the program design provides a balanced mix of fixed and variable pay, cash and equity, and short-term and long-term incentives, multiple, balanced performance metrics are used, maximum payout levels for incentive awards are capped, the CN&G Committee has downward discretion over incentive program awards, the Company’s equity incentive plan allows the Company to “clawback” payments to those engaged in misconduct related to a restatement of the Company’s financial results, and in 2023 the Company adopted a new “clawback” policy that applies to all of our executives in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, and the NYSE American requirements. The CN&G Committee has determined that the Company’s compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE REPORT
The CN&G Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained above. In reliance on the reviews and discussions referred to above, the CN&G Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.
Compensation, Nominating & Governance Committee
Tina W. Jonas, Chairman
Bradley J. Sawatzke
Kirkland H. Donald
Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Summary Compensation Table — Fiscal Years 2022 – 2024
The following table sets forth information regarding the compensation for fiscal years 2022 through 2024, as applicable, awarded to, earned by, or paid to the principal executive officer of the Company, the principal financial officer of the Company, and the three other most highly compensated executive officers of the Company during 2024 serving as executive officers at December 31, 2024, together, the named executive officers.
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)(2)(10)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation (5)(6)(7)(8)(9)	Total
Amir Vexler President and CEO	2024	$810,000	—	$1,358,200	—	$1,352,700	—	$24,953	$3,545,853
Kevin J. Harrill Senior Vice President, Chief Financial Officer, and Treasurer	2024	$300,000	—	$100,000	—	$400,800	—	$20,995	$821,795
	2023	$264,616	—	$83,308	—	$215,888	—	$19,326	$583,138
John M.A. Donelson Senior Vice President, Sales and Chief Marketing Officer	2024	$355,865	—	$118,622	—	$461,085	—	$49,599	$985,171
	2023	$355,865	—	$118,578	—	$230,601	—	$45,342	$750,386
	2022	$355,865	—	$118,624	—	$272,557	—	$39,411	$786,457
Shahram Ghasemian Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2024	$260,000	—	$86,667	—	$321,760	—	$31,869	$700,296
	2023	$251,320	—	—	—	$105,777	—	$18,288	$375,385
Larry B. Cutlip Senior Vice President, Field Operations	2024	$355,000	—	$118,333	—	$474,280	—	$43,918	$991,531
	2023	$320,000	—	$106,622	—	$276,480	$19,253	$41,667	$764,022
	2022	$320,000	—	$106,661	—	$326,784	—	$42,409	$795,854

(1)
The amount shown in the Stock Awards column for 2024 with respect to Mr. Vexler includes: (a) the grant date fair value of 20,000 restricted stock units granted on January 1, 2024, based on the closing price of our Class A common stock on December 29, 2023 ($54.41), which vest annually at the rate of 4,000 RSUs on each December 4th following the grant date continuing through December 4, 2028, subject to his continued employment, and the condition relating to his obtaining Department Energy Q security clearance which was satisfied and (b) the grant date fair value of 6,982 performance-based restricted stock units granted under the 2014 Plan, based on the closing price of our Class A common stock on the date of grant ($38.67), which vest on March 13, 2027, subject to satisfaction of the applicable performance metric and continued employment.

(2)
The amounts shown, for the other NEOs other than Mr. Vexler, in the Stock Awards column for 2024 include the grant date fair value of 2,586, 3,068, 2,241 and 3,060 performance-based restricted stock units granted to Messrs. Harrill, Donelson, Ghasemian and Cutlip, respectively, under the 2014 Plan, based on the closing price of our Class A common stock on the date of grant ($38.67), which vest on March 13 2027 subject to satisfaction of the applicable performance metric and continued employment.

(3)
Amounts shown for 2024 in the Non- Equity Incentive Plan Compensation column include amounts earned in 2024 and paid in February 2025, with respect to their 2024 Annual Awards based on the CN&G Committee’s evaluation of the Company’s 2024 performance against the 2024 Corporate Goals.

(4)
Mr. Donelson participates in the Company’s qualified defined benefit pension plans providing retirement benefits based on compensation and years of service, and Mr. Donelson participates in the non-qualified supplemental pension plan which provides certain executive officers additional retirement benefits in excess of qualified plan limits imposed by tax law based on a targeted benefit objective. Both plans are closed to employees and no longer accrue additional benefits. The change in total pension value in 2024 was a decrease for Mr. Donelson and thus was not required to be disclosed under Item 402(c)(2)(viii) of Regulation S-K.
(5)
For Mr. Vexler, the amount shown in the All Other Compensation column for 2024 includes $24,150 in Company matching contributions made under the Centrus 401(k) plan and $803 in life insurance premiums paid by the Company.

(6)
For Mr. Harrill, the amount shown in All Other Compensation column for 2024 includes $20,192 in Company matching contributions made under the Centrus 401(k) plan and $803 in life insurance premiums paid by the Company.

(7)
For Mr. Donelson, the amount shown in the All Other Compensation column for 2024 includes $24,150 in Company matching contributions made under the Centrus 401(k) plan and $25,449 in life insurance premiums paid by the Company.

(8)
For Mr. Ghasemian the amount shown in the All Other Compensation column for 2024 includes $18,200 in Company matching contributions made under the Centrus 401(k) plan and$13,669 in life insurance premiums paid by the Company.

(9)
For Mr. Cutlip, the amount shown in the All Other Compensation column for 2024 includes $19,296 in Company matching contributions made under the Centrus 401(k) plan and $24,622 in life insurance premiums paid by the Company.

(10)
The grant date fair value of the stock awards were computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Grants of Plan-Based Awards Table — Fiscal Year 2024
The following table sets forth information regarding the grants of equity and incentive plan-based awards for fiscal year 2024, awarded to the Company’s named executive officers.
		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payments under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(2)
Name and Principal Position	Grant Dates	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Amir Vexler President and CEO	3/13/24	—	—	—	—	$270,000	—	6,982	—	—	$270,000
		$405,000	$810,000	$1,620,000
Kevin J. Harrill Senior Vice President, Chief Financial Officer, and Treasurer	3/13/24	—	—	—	—	$100,000	—	2,586	—	—	$100,000
		$150,000	$240,000	$480,000
John M.A. Donelson Senior Vice President, Sales and Chief Marketing Officer	3/13/24	—	—	—	—	$118,622	—	3,068	—	—	$118,662
		$177,500	$284,000	$568,000
Shahram Ghasemian Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	3/13/24	—	—	—	—	$86,667	—	2,241	—	—	$86,667
		$130,000	$208,000	$416,000
Larry B. Cutlip Senior Vice President, Field Operations	3/13/24	—	—	—	—	$118,333	—	3,060	—	—	$118,333
		$177,500	$284,000	$568,000

(1)
Reflects the target bonus award amounts that could potentially be earned by each named executive officer under the Annual Cash Incentive Award program based on 2024 performance, as described under “Overview of 2024 Performance — Executive Incentive Plans — Annual Awards, 2024 Annual Awards.”

(2)
Based on fair value price per share of $38.67 in 2024 for the recipients.

CEO Employment Agreement
In connection Mr. Vexler’s appointment as our CEO, the Company and Mr. Vexler entered into an employment agreement, effective November 16, 2023. The employment agreement provides Mr. Vexler with an initial base salary of $810,000 per year which will be reviewed annually by the CN&G Committee. Mr. Vexler also received a monthly commuting stipend of $1,500 for twelve months. Mr. Vexler was granted an award of 20,000 restricted stock units. The award vests in five equal annual installments beginning on December 4, 2024, subject to his continued employment given that the condition relating to his obtaining Department of Energy Q security clearance was satisfied.
Mr. Vexler participates in the Company’s EIP, with an annual target bonus equal to 100% of his base salary, which may be as much as 125% or as little as 0% of his base salary, based on attainment of certain Company goals. The Company may elect to pay up to 10% of any annual bonus awarded to Mr. Vexler in fully vested shares of our Class A common stock. Mr. Vexler is also eligible to receive a long-term incentive award with a target award of 33% of his base salary, in accordance with the terms and conditions of the EIP.
Mr. Vexler’s employment agreement continues until terminated by either party, including the right of the Company to terminate Mr. Vexler without cause, as defined in the employment agreement, upon the payment in cash of severance in the amount of Mr. Vexler’s base salary plus target bonus in effect immediately preceding the date of termination of his employment (the “Severance Payment”). The Company also agreed to pay for his continued coverage under the Company’s group medical, dental, and vision insurance plans for 12 months, or until he is no longer eligible for COBRA or becomes eligible for coverage from another employer. The Severance Payment is also due to Mr. Vexler if he terminates the employment agreement for good reason, as defined in the employment agreement.
Mr. Vexler may terminate the employment agreement for any reason upon 30 days’ notice and the Company may terminate the employment agreement for cause or upon Mr. Vexler’s disability. Additionally, the employment agreement terminates in the event of Mr. Vexler’s death. In each of these termination events, the Severance Payment is not due.
Outstanding Equity Awards at Fiscal Year End December 31, 2024
The following table shows the number of shares of our Class A common stock covered by stock options or stock awards held by our named executive officers as of December 31, 2024. The awards shown in the table below were granted under the 2014 Plan (or a sub-plan thereof).
			Options			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Price ($)	Options Expiration Date	Number of Shares, Units of Other Rights That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested	Equity Incentive Plan Market Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)(1)
Amir Vexler	—	—	—	—	—	—	22,982	$1,530,831
John M.A. Donelson	—	—	—	—	—	—	9,365	$623,803
Larry B. Cutlip	—	—	—	—	—	—	8,722	$580,972
Kevin J. Harrill	—	—	—	—	—	—	7,010	$466,936
Shahram Ghasemian	—	—	—	—	—	—	2,241	$149,273

(1)
The market value of the unvested restricted stock units is computed based on the $66.61 closing price per share of our Class A common stock on the NYSE American on December 31, 2024.

Option Exercises and Stock Vested for Fiscal Year 2024
	Option Awards		Stock Awards
Name and Principal Position	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Amir Vexler President and CEO	—	—	4,000	$306,200
Kevin J. Harrill Senior Vice President, Chief Financial Officer, and Treasurer	—	—	—	—
John M.A. Donelson Senior Vice President, Sales and Chief Marketing Officer	—	—	3,278	$126,760
Shahram Ghasemian Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	—	—	—	—
Larry B. Cutlip Senior Vice President, Field Operations	—	—	2,947	$113,960
The preceding table sets forth information regarding the value realized by each of the Company’s named executive officers upon the exercise of options and vesting of restricted stock units for fiscal year 2024.
Pension Benefits for Fiscal Year 2024
The following table sets forth information regarding the actuarial present value of the Company’s named executive officers’ accumulated benefits under each of the Company’s pension plans, calculated as of December 31, 2024.(1)
Name and Principal Position	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Amir Vexler President and CEO	N/A	N/A	N/A	N/A
Kevin J. Harrill Senior Vice President, Chief Financial Officer, and Treasurer	N/A	N/A	N/A	N/A
John M.A. Donelson Senior Vice President, Sales and Chief Marketing Officer	Centrus Pension Plan	29.5	$661,450	—
	Pension Restoration Plan	29.5	$954,258	—
Shahram Ghasemian Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	N/A	N/A	N/A	N/A
Larry B. Cutlip Senior Vice President, Field Operations	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A

(1)
Centrus has two Qualified Defined Benefit Pension Plans: (i) The “Retirement Program Plan for Employees of United States Enrichment Corporation” (GDP Pension Plan), and (ii) the “Employees’ Retirement Plan of Centrus Energy Corp.” (Centrus Pension Plan). Centrus also maintains a non-qualified Pension Restoration Plan (PRP Plan). All of the aforementioned Plans were closed to new entrants by 2007, and accruals frozen as of 2013. Mr. Donelson is in the Centrus Pension Plan, and in the PRP Plan. Mr. Donelson currently qualifies for early retirement under the Company’s retirement programs, as applicable, but has not yet retired. Our retirement programs generally have a normal retirement age of 65.

Nonqualified Deferred Compensation
None of the NEOs participated in the nonqualified deferred compensation plan for fiscal year 2024.
Potential Payments Made Upon Termination or Change in Control
Payments Made Upon Termination
Under the Centrus Energy Corp. Executive Severance Plan that was in effect in 2024, if a covered executive left the Company without cause, he or she was eligible to receive the following: (a) a prorated share of his or her annual incentive bonus for the year in which the executive’s termination occurs (payable at the end of the performance period based on actual performance) up to the date of termination; (b) a lump sum cash severance amount (described in detail below); and (c) continuation of medical and dental coverage as well as life insurance paid for by the Company for a period of time after termination (or until he or she receives similar coverage from a subsequent employer, whichever occurs first) and outplacement assistance services.
Under the Executive Severance Plan that was in effect in 2024, cash severance payments upon an involuntary termination of a named executive officer outside of a change in control would have been in the amount equal to one times the executive’s base salary.
Mr. Vexler’s employment agreement, provides severance benefits, so he does not participate in the Executive Severance Plan. Pursuant to his employment agreement, upon his termination by the Company outside of a change in control other than for cause or disability, or upon his termination with good reason, Mr. Vexler is entitled to (i) cash severance payments in an amount equal to one times his base salary and annual target bonus paid over a twelve month period, and (ii) continued health insurance coverage for 12 months (or until he is no longer eligible for COBRA or becomes eligible for coverage from another employer), each as further described under the “Executive Compensation — CEO Employment Agreement” above.
A description of the changes made to the Centrus Energy Corp. Executive Severance Plan in 2025 is described above under “Severance and Change in Control Agreements.”
Payments Made Upon Change in Control
The Company has entered into change in control agreements with each of its named executive officers. The change in control agreements provide each executive with the following benefits (in lieu of any severance benefits under the Executive Severance Plan previously described ) if there is a change in control of the Company and within a protected period beginning three months before and ending three years after that change in control (the “protected period”), the Company terminates the executive’s employment without cause or the executive terminates his or her employment for “good reason” (as defined in the agreement):
•
a cash lump sum payment equal to two times the sum of his or her annual base salary and bonus (with the executive’s “bonus” for these purposes generally being the greater of the executive’s target bonus and the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination); and

•
continuation of life and health insurance benefits for him or her and his or her eligible dependents for two years following such termination of employment (the “Covered Period”) or, if sooner, until he or she is covered by comparable programs of a subsequent employer.

In order to receive these benefits, the executive must comply with the non-competition, non-solicitation, and confidentiality provisions of the change in control agreement during the term of the agreement and during the Covered Period.
Payments upon Termination
The table below provides the payments that would have become payable if the NEO had terminated employment as of December 31, 2024, including present value of benefits under the Centrus Energy Corp. Executive Severance Plan, prior to its amendment in 2025, the 2014 Plan, each EIP, change in control agreements with each of its named executive officers, and our CEO’s Employment Agreement. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a termination of employment or change in control actually occurs.
Potential Payments Upon Termination or Change in Control at Fiscal Year-End December 31, 2024
Name and Principal Position	Voluntary Termination	Retirement(1)	Involuntary Not for Cause Termination	Involuntary For Cause Termination	Involuntary or Good Reason Termination (Change in Control)	Death	Disability
Amir Vexler
Severance Payments(2)	—	—	$1,620,000	—	$3,240,000	—	—
Equity Awards(4)	—	$124,161	$1,189,921	—	$1,189,921	$124,161	$124,161
Retirement Plans	—	—	—	—	—	—	—
280G Gross-up	—	—	—	—	—	—	—
Continuing Benefits(3)	—	—	$22,476	—	$44,952	—	—
Kevin J. Harrill
Severance Payments(2)	—	—	$608,344	—	$1,216,688	—	—
Equity Awards(4)	—	$275,432	$275,432	—	$275,432	$275,432	$275,432
Retirement Plans	—	—	—	—	—	—	—
280G Gross-up	—	—	—	—	—	—	—
Continuing Benefits(3)	—	—	$20,616	—	$41,233	—	—
John M.A. Donelson
Severance Payments(2)	—	—	$677,279	—	$1,354,559	—	—
Equity Awards(4)	—	$381,209	$381,209	—	$381,209	$381,209	$381,209
Retirement Plans	$1,730,873	$1,730,873	$1,730,873	$1,730,873	$1,730,873	$944,960	$1,730,873
280G Gross-up	—	—	—	—	—	—	—
Continuing Benefits(3)	—	—	$55,670	—	$111,339	—	—
Shahram Ghasemian
Severance Payments(2)	—	—	$473,659	—	$947,537	—	—
Equity Awards(4)	—	$39,832	$39,832	—	$39,832	$39,832	$39,832
Retirement Plans	—	—	—	—	—	—	—
280G Gross-up	—	—	—	—	—	—	—
Continuing Benefits(3)	—	—	$45,659	—	$91,317	—	—
Larry B. Cutlip
Severance Payments(2)	—	—	$714,181	—	$1,428,363	—	—
Equity Awards(4)	—	$347,170	$347,170	—	$347,170	$347,170	$347,170
Retirement Plans	—	—	—	—	—	—	—
280G Gross-up	—	—	—	—	—	—	—
Continuing Benefits(3)	—	—	$50,285	—	$100,570	—	—

(1)
Mr. Donelson is eligible for an early or normal retirement under the Company’s retirement programs as of December 31, 2024. Mr. Donelson has not yet elected to pursue such retirement.

(2)
In calculating the Severance Payments reflected in the table, the final average bonuses for the NEOs include each executive’s 2024 Plan Year annual incentive bonus. The final average bonuses for Mr. Donelson and Mr. Cutlip were based on the average of any bonuses paid for Plan Years 2024, 2023 and 2022. For Messrs. Harrill and Ghasemian, their final average bonuses were based on the average of any bonuses paid for Plan Years 2024 and 2023. For Mr. Vexler, his 2024 bonus target percentage and current salary were used in this calculation as he became our President and CEO in 2024. LTIP awards are not included in the Severance Payments section.
(3)
Includes (a) the cost of continuation of medical, dental and life insurance benefits for a period of one year following termination of employment in the case of an involuntary not for cause termination; and (b) the cost of continuation of medical, dental, life insurance and disability benefits for a period of two years following termination of employment in the case of a change in control. Amounts vary by executive based on their specific benefit elections.

(4)
Reflects the value of accelerated vesting of restricted stock units, assuming that performance goals were achieved. In Mr. Vexler’s case, some of his RSUs are conditioned on continuous employment and are not performance based. All RSU awards were valued at the closing price of our Class A common stock on December 31, 2024 of $66.61.

Equity Compensation Plan Information
The following table sets forth, for the Company’s 2014 Plan, the number of shares of our Class A common stock subject to outstanding awards, the weighted average exercise price of outstanding options and the number of shares remaining available for future award grants as of December 31, 2024.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding those Outstanding)
Equity compensation plans approved by security holders	N/A	N/A	540,158(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	N/A	N/A	540,158

(1)
Consists of shares available for future issuance under the 2014 Plan as of December 31, 2024. Subject to certain express limits of the 2014 Plan, shares available for awards under the 2014 Plan generally may be used for any type of award authorized under the plan including options, stock appreciation rights and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, and restricted stock units.

Pay Ratio Disclosure
As required under SEC rules, we are disclosing the total annual compensation of our CEO as of December 31, 2024, the median of the total annual compensation of all employees other than our CEO as of December 31, 2024, and the ratio of the total annual compensation of our CEO as of December 31, 2024, to that of our median employee (the “CEO Pay Ratio”). The following CEO Pay Ratio disclosure for fiscal year 2024 is the Company’s reasonable, good faith estimate calculated in accordance with the requirements of Item 402(u) of Regulation S-K and Section 954(6) of the Dodd-Frank Act.
In accordance with SEC rules, we used the same median employee in 2024 that we identified in the proxy statement for the 2022 and 2023 Annual Meetings, as there was not a significant change in the Company’s employee population or in our median employee’s circumstances that the Company reasonably believes would significantly affect its pay ratio disclosure. In order to calculate the CEO Pay Ratio for the year ended December 31, 2024, we identified our median employee in 2022 using the following methodology and material assumptions, adjustments, and estimates:
•
We selected December 31, 2022 as our identification date for determining the median of the total annual compensation of all employees because it enabled us to make such identification in a reasonably efficient and economic manner. As of that date, we employed approximately 275 individuals, all of whom are employees in the United States. This population consisted of our full-time employees, and part- time employees. We excluded contractors from our analysis.
•
We used a consistently applied compensation measure, comparing the amount of salary or wages, and bonuses as compiled from our payroll records and other internal records. We identified our median employee by consistently applying this compensation measure to all employees included in our employee population base. Such person’s compensation was calculated in accordance with the Summary Compensation Table guidelines.

On that basis, the Company has calculated the total annual compensation of our median employee and the CEO pay ratio for the year ended December 31, 2024:
•
The total annual compensation of our median employee was $109,229;

•
The total annual compensation of our CEO, as reported in the “Summary Compensation Table” included in the section titled “Executive Compensation”, was $3,545,853; and

•
Based on this information, we reasonably estimate that the ratio of the total annual compensation of our CEO as of December 31, 2024, to the total annual compensation of the median employee was 32 to 1.

Pay versus Performance
Under Item 402(v) of Regulation S-K, we must disclose pay-versus performance information for the most recently completed five fiscal years. The following table sets forth the required pay versus performance disclosures in the form of the “total compensation” as reported in the Company’s Summary Compensation Table for the principal executive officer (“PEO”) and as an average for the other named executive officers.
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Total from Non- PEO NEOs ($)	Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Company- Selected Measure(5)
					Total Stockholder Return ($)(3)	Peer Total Stockholder Return ($)(4)
2024	$3,545,853	$2,652,724	$874,698	$972,542	$968	$160	$72	$442
2023	$1,929,231	$2,018,108	$712,272	$763,342	$791	$129	$84	$320
2022	$2,053,876	$267,187	$978,537	$354,454	$472	$104	$52	$294
2021	$2,097,289	$4,604,349	$1,079,074	$2,812,351	$725	$109	$175	$298
2020	$2,139,517	$4,991,181	$1,151,585	$2,430,721	$336	$106	$54	$247

(1)
Mr. Poneman (our former CEO) is included as the PEO, CEO, for 2023, 2022, 2021, and 2020, and excludes his severance payment for 2023. Mr. Vexler is included as the PEO CEO for 2024. Messrs. Cutlip, Donelson, Harrill, and Ghasemian are included in the non-PEO NEO averages for 2024. Messrs. Philip O. Strawbridge (our former Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer), Cutlip, Donelson, Harrill, Dennis J. Scott (our former Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary), and Ghasemian are included in the non-PEO NEO averages for 2023. Messrs. Strawbridge, Cutlip, Donelson, and Scott are included in the non-PEO NEO averages for 2022. Messrs. Strawbridge and Donelson are included in the non-PEO NEO averages for 2021 and 2020.

(2)
To calculate “compensation actually paid” for our CEO and other NEOs, the adjustments reflected in the table below were made to Summary Compensation Table total pay.

(3)
Total stockholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.

(4)
Our peer group used for the total stockholder return calculation is the S&P Aerospace & Defense Select industry index.

(5)
Our Company-selected measure, which is the measure we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link compensation actually paid to our named executive officers for 2024 to our Company’s performance is revenue.

Year	Deduction for amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY	Increase in fair value of awards granted during applicable FY, determined as of applicable FY end	Change in fair value of awards granted during prior FY that were outstanding and unvested as of applicable FY end, determined based on change in fair value from prior FY end to applicable FY end	Change in fair value of awards granted during prior FY that vested during prior FY, determined based on change in fair value from prior FY end to vesting date	Reduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for applicable FY	Increase for Service Cost and, if applicable, Prior Service Cost for pension plans	Total adjustments
PEO
2024	$(1,358,200)	$465,071	$0	$0	$0	—	$(893,129)
2023	$(249,923)	$318,462	$178,310	$(43,965)	(114,007)	—	$88,877
2022	$(249,987)	$240,937	$(1,136,420)	$(641,219)	—	—	$(1,786,689)
2021	$(250,017)	$338,449	$2,547,584	$(128,956)	—	—	$2,507,060
2020	$(285,941)	$1,209,201	$1,928,404	—	—	—	$2,851,664
Avg. Other NEOs
2024	$(105,906)	$182,428	$49,968	$(28,647)	$0	$0	$97,843
2023	$(67,523)	$86,040	$56,164	$(9,143)	$(11,259)	$(3,209)	$51,070
2022	$(80,484)	$77,570	$(356,017)	$(265,152)	—	—	$(624,083)
2021	$(59,318)	$80,299	$1,267,891	$444,406	—	—	$1,733,277
2020	$(67,837)	$286,873	$1,222,003	—	—	$(161,902)	$1,279,136
Relationship Between Compensation Actually Paid and Performance Measures
The charts below illustrate, for the past five fiscal years, the relationship between compensation actually paid to the CEO, the average compensation actually paid to the other NEOs and the financial metrics disclosed in the Pay versus Performance Table.

Compensation Actually Paid versus
Total Shareholder Return
$1,200
$1,000
$800
$600
$400
$200
$0
$6
$5
$4
$3
$2
$1
$0
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Other NEOs
Company TSR
Peer TSR

Compensation Actually Paid versus Net Income
$180
$150
$120
$90
$60
$30
$0
Net Income ($mm)
$6
$5
$4
$3
$2
$1
$0
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Other NEOs
Net Income

Compensation Actually Paid versus Revenue
$600
$500
$400
$300
$200
$100
$0
$6
$5
$4
$3
$2
$1
$0
Revenue ($mm)
Compensation Actually Paid ($mm)
2020
2021
2022
2023
2024
CAP - PEO
CAP - Other NEOs
Revenue ($mm)

Tabular List of Company Performance Measures
The following lists measures that we believe are most important in linking compensation actually paid to Company performance during 2024.
•
Revenue

•
Gross margin

•
Cash balance

Policies and Practices for Granting Certain Equity Awards
Our policies and practices regarding the granting of equity awards are carefully designed to comply with applicable securities laws and to maintain the integrity of our compensation program. During fiscal year 2024, all grants to executive officers and non-employee directors took the form of restricted stock unit awards and the Company did not grant stock options (or similar awards) to any NEO or any non-employee director.

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
As required by federal securities laws, the Board is providing our stockholders with an opportunity to provide a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement. This vote, which is often referred to as the “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in the Proxy Statement for the 2025 Annual Meeting of stockholders, is hereby approved.”
The advisory vote on the Company’s executive compensation requires the vote of the holders of a majority of the stock represented at the meeting and entitled to vote thereat. Each stockholder represented at the meeting shall be entitled to cast one vote for each share of Class A common stock entitled to vote thereat held by such stockholder. This advisory vote to approve the compensation of our named executive officers is not binding on us, our Board, or the CN&G Committee. However, our Board and the CN&G Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers. At the 2024 annual meeting of stockholders, 97% of the shares voted were in favor of the advisory resolution concerning the compensation of the named executive officers.
Following the Annual Meeting, the next such “say-on-pay” vote will occur at our 2026 annual meeting of stockholders.
The Board recommends voting FOR approval of the Company’s executive compensation of the named executive officers.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit and Finance Committee of the Company has appointed the firm of Deloitte & Touche LLP to serve as the independent auditors of the Company for 2025, subject to ratification of this appointment by the stockholders of the Company.
One or more representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so. The Deloitte & Touche LLP representative(s) will also be available to respond to appropriate questions.
The Audit and Finance Committee has sole authority for appointing and terminating Centrus’ independent auditors for 2025. Accordingly, stockholder approval is not required to appoint Deloitte & Touche LLP as Centrus’ independent auditors for 2025. The Audit and Finance Committee believes, however, that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit and Finance Committee will review its future selection of the Company’s independent auditors.
The ratification of the appointment of Deloitte & Touche LLP as Centrus’ independent auditors requires the vote of the holders of a majority of the stock represented at the meeting and entitled to vote thereat. Each stockholder represented at the meeting shall be entitled to cast one vote for each share of Class A common stock entitled to vote thereat held by such stockholder.
The Board recommends voting FOR ratification of the appointment of Deloitte & Touche LLP as Centrus’ independent auditors for 2025.

Change in Independent Auditors During 2023
As previously reported in the Company’s Current Report on Form 8-K (the “Current Report”) filed with the SEC on March 8, 2023, the Audit and Finance Committee approved the dismissal, on March 6, 2023, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and engaged Deloitte & Touche LLP to serve in that role for the fiscal year ending December 31, 2023. The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for the years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
In connection with the audits of the Company’s consolidated financial statements for the years ended December 31, 2021 and 2022, and for the interim period through March 6, 2023, there were no disagreements (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. No “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) occurred during the fiscal year ended December 31, 2022, or in the subsequent interim period through March 6, 2023.
The Company provided PricewaterhouseCoopers LLP a copy of the disclosures made regarding its dismissal in the Company’s Current Report and requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether it agreed with such disclosures and if not, stating the respects in which it did not agree. A copy of PricewaterhouseCoopers LLP’s letter, dated March 8, 2023, is filed as Exhibit 16.1 to that Current Report. During the fiscal year ended December 31, 2021 and 2022 and the subsequent interim period through March 6, 2023, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Audit and Non-Audit Fees
The Audit and Finance Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit and Finance Committee has delegated pre-approval authority to the Chairman of the Audit and Finance Committee, who presents any decisions to the full Audit and Finance Committee at its next scheduled meeting.
The table below sets forth the amounts that were billed to the Company by Deloitte & Touche LLP for services rendered from January 1, 2024, through December 31, 2024.
Type of Fee	Amount Billed For Year Ended December 31, 2024	Amount Billed For Year Ended December 31, 2023
	(In thousands)	(In thousands)
Audit Fees(1)	$1,080	$1,066
Audit-Related Fees	120	—
Tax Fees(2)	$34	$138
All Other Fees(3)	$9	$7
Total	$1,243	$1,211

(1)
Services include work related to the Company’s public offerings of Class A common stock and the Company’s 144A convertible debt issuance.

(2)
Services including preparation and review of income tax returns.

(3)
Service fee for access to electronic publication for both periods.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10 percent stockholders (“Insiders”) are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, we believe that, during the fiscal year ended December 31, 2024, and during the subsequent period through the date of this Proxy Statement, all Insiders have complied with all applicable Section 16(a) reporting requirements, except for one Form 4 for John M.A. Donelson, which reported one transaction and was filed late by the Company on his behalf through an administrative error, and one Form 4 for Larry Cutlip, which reported one transaction and was filed late by the Company on his behalf.
AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee of the Board of Directors is comprised of three independent directors and operates under a written charter. The Committee meets with the internal and independent auditors, with and without management present, to facilitate and encourage private communication.
In fulfilling its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the year ended December 31, 2024. The Committee has discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees and the SEC. In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.
The Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Audit and Finance Committee
Ray A. Rothrock, Chairman
Tina W. Jonas
Kirkland H. Donald

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION
Date for Submission of Stockholder Proposals
Under the SEC rules, in order to be considered for inclusion in Centrus’ Proxy Statement for the 2026 annual meeting of stockholders, proposals from stockholders must be received by the Secretary of the Company at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, not later than December 26, 2025.
Our bylaws contain an advance notice provision regarding stockholder proposals that are not sought to be included in the Company’s Proxy Statement, which provides that, to be timely, a stockholder’s notice of intention to bring business before a meeting must be delivered to the Company’s Secretary, at the Company’s principal executive office, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. Accordingly, stockholder nominations for director or other proposed items of business intended to be brought before the next annual meeting of stockholders must be received by the Company between February 20, 2026 and March 22, 2026, in order to be considered timely, unless the Company gives notice that the date of the annual meeting is more than 30 days before, or more than 60 days after, June 20, 2026. Any proposals received outside of that period will not be permitted to be raised at the meeting. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 annual meeting of stockholders, notice must be submitted by the above dates under the advance notice provisions of our Bylaws and must include information in the notice required by our Bylaws and Rule 14a-19 under the Securities Exchange Act of 1934, as amended.
Other Matters
As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, including stockholder proposals that have been excluded pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the persons named as proxies intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.
By order of the Board of Directors,
Shahram Ghasemian
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Bethesda, Maryland
April 25, 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V72659-P29929 For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 01) Mikel H. Williams 02) Kirkland H. Donald 03) Tina W. Jonas 04) William J. Madia 05) Stephanie O'Sullivan 06) Ray A. Rothrock 07) Amir V. Vexler The Board of Directors recommends you vote FOR proposals 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To hold an advisory vote to approve the Company's executive compensation. 3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2025. NOTE: This proxy may be voted, in the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or any adjournment thereof. 1. Election of Directors CENTRUS ENERGY CORP. The Board of Directors recommends you vote FOR the following: SCAN TO VIEW MATERIALS & VOTE w CENTRUS ENERGY CORP. 6901 ROCKLEDGE DRIVE SUITE 800 BETHESDA, MD 20817 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LEU2025 You may participate in the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which Stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 19, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V72660-P29929 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com CENTRUS ENERGY CORP. Annual Meeting of Stockholders June 20, 2025 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kevin J. Harrill and Shahram Ghasemian, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CENTRUS ENERGY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online via live webcast, at 10:00 AM, EDT on June 20, 2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as set forth on the reverse side. Continued and to be signed on reverse side